UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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EnerNOC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED APRIL 10, 2015 — SUBJECT TO COMPLETION

April [    ], 2015

To Our Stockholders:

You are cordially invited to attend the 2015 annual meeting of stockholders of EnerNOC, Inc. to be held at 2:30 p.m., local time, on Wednesday, May 27, 2015, at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

The attached notice of annual meeting and proxy statement describe the matters to be presented at the annual meeting and provide information about us that you should consider when you vote your shares.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Thank you for your continued support.

Sincerely,

Timothy Healy
Chairman and Chief Executive Officer

ENERNOC, INC.

One Marina Park Drive, Suite 400

Boston, Massachusetts 02210

(617) 224-9900

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:30 p.m. Local Time

DATE: May 27, 2015

PLACE: EnerNOC Corporate Offices, One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. Directions to the meeting location are available at our website at www.enernoc.com. Our website and the information contained therein are not incorporated into this proxy statement.

PURPOSES:

1.	To elect two members to our board of directors to serve as Class II directors, for a three-year term, expiring in 2018;

2.	To approve the flexible settlement feature in connection with the potential conversion of our 2.25% Convertible Senior Notes due 2019;

3.	To approve the amendment and restatement of the 2014 Long-Term Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 1,700,000 shares;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of EnerNOC, Inc. common stock at the close of business on April 6, 2015. A list of stockholders of record will be available at the annual meeting and during the ten days prior to the annual meeting at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew Cushing
Secretary

Boston, Massachusetts

April [    ], 2015

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

i

ii

ENERNOC, INC.

ONE MARINA PARK DRIVE, SUITE 400

BOSTON, MASSACHUSETTS 02210

(617) 224-9900

PROXY STATEMENT FOR THE ENERNOC, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 27, 2015

This proxy statement, along with the accompanying notice of 2015 annual meeting of stockholders, contains information about the 2015 annual meeting of stockholders of EnerNOC, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 2:30 p.m., local time, on Wednesday, May 27, 2015, at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

In this proxy statement, we refer to EnerNOC, Inc. as “EnerNOC,” “the Company,” “we” and “us.”

We are sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April [    ], 2015, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2014 annual report to stockholders, which includes our financial statements for the fiscal year ended December 31, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2015

This proxy statement and our 2014 annual report to stockholders are available for viewing, printing and downloading at http://www.viewproxy.com/enernoc/2015.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014, or our 2014 Form 10-K, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.enernoc.com. You may also obtain a printed copy of our 2014 Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 6, 2015, or the record date, are entitled to vote at the annual meeting. On the record date, there were 30,399,030 shares of our common stock outstanding and entitled to vote.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke my Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 26, 2015.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker or other nominee.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of each of the two nominees as Class II directors;

•	“FOR” the approval of the flexible settlement feature for the potential conversion of our 2.25% Convertible Senior Notes due 2019, or the Notes;

•

“FOR” the approval of the amendment and restatement of the 2014 Long-Term Incentive Plan, or the Amended 2014 Plan, to increase the number of shares of our common stock authorized for issuance thereunder by 1,700,000 shares; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

If any other matter is presented at the annual meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	re-voting by Internet or by telephone as instructed above;

•	notifying EnerNOC’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•

attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current proxy card or telephone or Internet vote is the one that will be counted.

If your shares are held in street name, you should follow the instructions provided by your bank, broker or other nominee.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote by Internet, telephone or at the annual meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal Four of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

If you hold your shares in street name and you do not indicate how you want your shares voted in the election of directors (Proposal One of this proxy statement), the approval of the flexible settlement feature for the potential conversion of our Senior Notes (Proposal Two of this proxy statement), or the approval of the Amended 2014 Plan (Proposal Three of this proxy statement), your bank, broker or other nominee may not vote your uninstructed shares with respect to these proposals. Therefore, if you hold your shares in street name it is critical that you cast your vote as described above under “How Do I Vote?” if you want your vote to be counted for the election of directors (Proposal One of this proxy statement), the approval of the flexible settlement feature for the potential conversion of our Notes (Proposal Two of this proxy statement), and the approval of the Amended 2014 Plan (Proposal Three of this proxy statement). If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal One: Elect Directors	The two nominees to serve as Class II directors who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either “FOR” the nominees, “WITHHOLD” your vote from all of the nominees or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, such nominee will submit his or her offer of resignation for consideration by our nominating and governance committee in accordance with our majority vote policy discussed in more detail on page 24 of this proxy statement.

Proposal Two: Approve the Flexible Settlement Feature in connection with the Potential Conversion of our Notes	The affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively on this proposal is required to approve the flexible settlement feature in connection with the potential conversion of our Notes. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal Three: Approve the Amended 2014 Plan	The affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively on this proposal is required to approve the Amended 2014 Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal Four: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively on this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, the audit committee of our board of directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections, Alliance Advisors, L.L.C., or Alliance, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Alliance to act as our proxy solicitor in connection with the proposals to be acted upon at the annual meeting. Pursuant to our agreement with Alliance, Alliance will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the annual meeting. For these services, we will pay a fee of approximately $18,500 plus expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 2:30 p.m., local time, on Wednesday, May 27, 2015, at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. When you arrive at the annual meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015 for (a) the named executives who are identified in the Summary Compensation Table on page 37 of this proxy statement, (b) each of our directors and the director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes having or sharing voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2015 pursuant to the exercise of options or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 30,456,363 shares of common stock outstanding on March 31, 2015.

The address for the directors and executive officers set forth below is c/o EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Executive Officers
Timothy Healy(1)	1,339,496	4.4%
David Brewster(2)	1,373,163	4.5%
Neil Moses	255,001	*
Gregg Dixon(3)	285,282	*
Matthew Cushing	91,857	*
Kirk Arnold(4)	16,972	*
James Baum	21,273	*
Arthur Coviello(5)	82,905	*
Richard Dieter(6)	73,740	*
TJ Glauthier(7)	53,873	*
Peter Gyenes	21,273	*
All directors and current executive officers as a group (13 persons)(8)	3,309,791	10.7%
Five Percent Stockholders
BlackRock, Inc.(9)	1,578,888	5.2%
55 East 52nd Street New York, NY 10022
Wellington Management Group(10)	1,499,246	5.1%
280 Congress Street Boston, MA 02210

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	Includes options to purchase 125,000 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2015.

(2)	Includes options to purchase 171,814 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2015.

(3)	Includes 700 shares of common stock held by Mr. Dixon’s wife. Mr. Dixon disclaims beneficial ownership of the shares held by his wife.

(4)	Ms. Arnold was elected to our board of directors on December 12, 2014.

(5)	Includes options to purchase 6,000 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2015.

(6)	Includes options to purchase 6,000 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2015.

(7)	Consists of options to purchase 23,784 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2015 and 30,089 shares of common stock held by a trust of which Mr. Glauthier and his wife are trustees. Mr. Glauthier disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(8)	See footnotes (1) through (7).

(9)	This information is based solely on the Schedule 13G filed on February 3, 2015 by BlackRock, Inc., which reported ownership as of December 31, 2014. Of the 1,578,888 shares of our common stock deemed beneficially owned, BlackRock, Inc. reported sole voting power as to 1,515,655 shares and sole dispositive power as to all 1,578,888 shares.

(10)	This information is based solely on the Schedule 13G filed on February 12, 2015 by Wellington Management Group LLP, which reported ownership as of December 31, 2014. Of the 1,499,246 shares of our common stock deemed beneficially owned, Wellington Management Group LLP reported shared voting power as to 1,388,537 shares and shared dispositive power as to all 1,499,246 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 about the securities authorized for issuance under our equity compensation plans approved by our stockholders, consisting of our Amended and Restated 2003 Stock Option and Incentive Plan, or the 2003 Stock Plan, our Amended and Restated 2007 Employee, Director and Consultant Stock Plan, or the 2007 Stock Plan, and our 2014 Long-Term Incentive Plan, or the 2014 Plan. The following table also provides information, as of January 5, 2015, about the securities authorized for issuance under the World Energy Solutions, Inc. 2006 Stock Incentive Plan, or the World Energy Plan, which we assumed in connection with our acquisition of World Energy Solutions, Inc., or World Energy, in January 2015 and which has not been approved by our stockholders

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	982,450	(1)	$18.01	(2)	1,614,502	(3)
Equity compensation plans not approved by security holders(4)	78,413		$10.99		94,517

Total	1,060,863		$17.49		1,709,019

(1)	Consists of 217,542 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2003 Stock Plan, 501,286 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2007 Stock Plan, 6,750 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2014 Plan, 244,122 shares of our common stock to be issued upon the vesting of restricted stock units granted under the 2007 Stock Plan and 12,750 shares of our common stock to be issued upon the vesting of restricted stock units granted under the 2014 Plan.

(2)	Weighted-average exercise price relates to outstanding stock options. Restricted stock units are deemed to have an exercise price of zero.

(3)	Consists of shares of our common stock issuable under the 2014 Plan, which includes shares of common stock approved for issuance under the 2014 Plan, plus any shares of common stock represented by awards granted under the 2007 Stock Plan and the 2003 Stock Plan that are forfeited, expire or are cancelled or which result in the forfeiture of shares of common stock back to us on or after the date on which the 2014 Plan became effective, which was June 2, 2014, up to a maximum of 3,195,279 shares. From the effective date of the 2014 Plan through December 31, 2014, options to purchase 16,047 shares of our common stock granted under the 2007 Stock Plan and the 2003 Stock Plan were cancelled. No awards of our common stock are available for issuance under the 2007 Stock Plan or the 2003 Stock Plan.

(4)	For a more detailed description of these plans, please see “Non-Stockholder Approved Plans,” below.

Non-Stockholder Approved Plans

The World Energy Plan

In connection with our acquisition of World Energy in January 2015, we assumed the World Energy Plan. The World Energy Plan provides for the grant of incentive and nonstatutory stock options or stock purchase rights to employees who were employees of World Energy prior to January 5, 2015. A total of 172,930 shares of Common Stock have been reserved for issuance under the World Energy Plan. Of this amount, immediately after the closing of the acquisition, options with respect to 78,413 shares were outstanding and 94,517 stock-based awards were available for future grants to employees of World Energy. The weighted average exercise price for the currently outstanding options is $10.99.

In connection with our acquisition of World Energy, options to purchase World Energy common stock that were assumed by us were converted into options to purchase our common stock that are subject to the same vesting and other conditions that applied to the World Energy options immediately prior to the acquisition. All such options have a four-year vesting schedule. Shares of World Energy common stock underlying restricted stock awards that were not tendered in the acquisition and that were subject to forfeiture risks, repurchase options or other restrictions immediately prior to the acquisition were converted into shares of our common stock as provided in the merger agreement and remain subject to the same restrictions that applied to the World Energy restricted stock awards immediately prior to the acquisition. The terms may be adjusted upon certain events affecting our capitalization. No awards may be granted under the World Energy Plan after the completion of 10 years from August 25, 2006, which is the date on which the World Energy Plan was adopted by the World Energy Board, but awards previously granted may extend beyond that date.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of eight members, classified into three classes as follows: Richard Dieter, TJ Glauthier and Peter Gyenes serve as Class II directors with a term ending at the 2015 annual meeting; Kirk Arnold, Timothy Healy and David Brewster serve as Class III directors with a term ending at the 2016 annual meeting; and Arthur Coviello and James Baum serve as Class I directors with a term ending at the 2017 annual meeting.

Our board of directors, upon the recommendation of the nominating and governance committee, has voted to nominate each of Richard Dieter and TJ Glauthier for election to the board of directors as Class II directors at our 2015 annual meeting for a term of three years to serve until the 2018 annual meeting of stockholders, and until their respective successors have been elected and qualified.

The nominees have indicated their willingness to continue to serve if elected. However, if any of the director nominees should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee or nominees designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. Shares represented by all proxies received by our board of directors and not marked as withholding authority to vote for any of the Class II director nominees will be voted “FOR” the election of the Class II director nominees, unless a nominee is unable or unwilling to serve. A plurality of the votes cast in the election of the directors is required to elect each of the nominees to our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth each nominee to be elected at the 2015 annual meeting and each continuing director, the year each nominee or director was first elected as a director, the positions currently held by each nominee and each director with us, the year each nominee’s or director’s current term will expire and the current class of director of each nominee and each director.

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Richard Dieter	Director	2015	II
2007
TJ Glauthier	Director	2015	II
2007
Continuing Directors:
Arthur Coviello	Director	2017	I
2008
James Baum	Director	2017	I
2013
Kirk Arnold	Director	2016	III
2014
Timothy Healy 2003	Chairman and Chief Executive Officer	2016	III
David Brewster	President and Director	2016	III
2003

No director is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors, including the nominees to be elected at the 2015 annual meeting, and executive officers, their ages, and the positions currently held by each such person with us immediately prior to the 2015 annual meeting.

Name	Age	Position
Timothy Healy	46	Chairman and Chief Executive Officer
David Brewster	43	President and Director
Neil Moses	56	Chief Operating Officer and Chief Financial Officer
Gregg Dixon	43	Senior Vice President of Global Sales
Matthew Cushing	45	Vice President and General Counsel
Micah Remley	39	Senior Vice President of Product Strategy
Holly Lynch	47	Senior Vice President of Human Resources
Kirk Arnold (2)(4)	55	Director
James Baum(2)(4)(5)	51	Director
Arthur Coviello(1)(4)(5)(6)	62	Director
Richard Dieter(1)(3)(4)	71	Director
TJ Glauthier(1)(2)(3)	71	Director

(1)	Member of the audit committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the compensation committee.

(4)	Member of the mergers and acquisitions committee.

(5)	Member of the technology committee.

(6)	Lead independent director.

Timothy Healy has served as our Chairman and Chief Executive Officer since June 2003 and co-founded EnerNOC in 2001. During 2001, Mr. Healy worked in the Energy Technology Laboratory for Northern Power Systems, Inc., a company that designs, manufactures, sells and services wind turbines into the global marketplace. Mr. Healy has also held positions with Merrill Lynch, International Fuel Cells (now UTC Power), and Commonwealth Capital Ventures. He also co-founded Student Advantage, which went public in 1999. Mr. Healy holds a Bachelor of Arts in Government and Economics from Dartmouth College and an MBA from the Tuck School of Business at Dartmouth.

Our board of directors has concluded that Mr. Healy should serve as a director as of the date of this proxy statement because he is a visionary and innovator in our industry, has substantial leadership experience in the energy intelligence software sector, is active in the technology community, has an unparalleled understanding of our business, personnel and customers and the markets in which we operate, and is representative of our management. Our board of directors values Mr. Healy’s extensive leadership and energy industry expertise.

David Brewster has served as a director and as our President since June 2003 and served as our Chief Operating Officer from June 2003 to January 2008. Mr. Brewster co-founded EnerNOC in 2001. During 2001, Mr. Brewster worked at Beacon Power Corporation, a developer of advanced products and services to support stable, reliable and efficient electricity grid operation. Mr. Brewster has also evaluated emerging energy technologies for Winslow Management Company, an environmentally focused investment management firm, and developed corporate strategies for SolarBank, a global capital fund for the financing of solar energy systems. Mr. Brewster holds a Bachelor of Arts from Wesleyan University, a Master of Environmental Management from Duke University and an MBA from the Tuck School of Business at Dartmouth.

Our board of directors has concluded that Mr. Brewster should serve as a director as of the date of this proxy statement because he is a visionary and innovator in our industry, has extensive regulatory and international experience in the energy intelligence software sector, has substantial perspective on our industry from his dealings with federal and state governments, has an unparalleled understanding of our business, personnel and customers and the markets in which we operate, and is representative of our management. Our board of directors values Mr. Brewster’s extensive regulatory and international expertise.

Neil Moses has served as our Chief Financial Officer since April 2013 and as our Chief Operating Officer as of April 2014. From June 2012 until March 2013, Mr. Moses served as the Chief Global Strategy Officer of Dunkin’ Brands Group, Inc., a franchisor of quick service restaurants. From November 2010 until June 2012, Mr. Moses served as the Chief Financial Officer of Dunkin’ Brands Group, Inc. From 2003 until November 2010, Mr. Moses served as the Chief Financial Officer and Executive Vice President of Parametric Technology Corporation, a software company. Mr. Moses holds a Bachelor of Arts in Psychology from Bowdoin College and an MBA from the Tuck School of Business at Dartmouth.

Gregg Dixon has served as our Senior Vice President of Global Sales since January 2015, served as our Senior Vice President of Marketing and Sales from February 2011 to January 2015, and served as our Senior Vice President of Marketing from July 2009 to February 2011. From July 2007 to July 2009, Mr. Dixon served as our Senior Vice President of Sales and Business Development and, prior to that, served as our Senior Vice President of Marketing and Sales from February 2007 to July 2007 and our Vice President of Marketing and Sales from August 2004 to February 2007. From December 2001 to July 2004, Mr. Dixon served as Vice President of Marketing and Sales for Hess Microgen, a leading provider of commercial onsite cogeneration systems and services. From June 1995 to November 2001, Mr. Dixon was a Partner at Mercer Management Consulting, where he advised global Fortune 1000 technology, consumer products, and energy clients on customer and product strategy, economic choice analysis, and new business model development. Mr. Dixon holds degrees in Business Administration and Computer Science from Boston College and is a Certified Energy Manager.

Matthew Cushing has served as our Vice President and General Counsel since June 2013. Prior to that, Mr. Cushing served as the Senior Vice President and General Counsel of Acme Packet, Inc., a provider of session delivery network solutions, from August 2012 until May 2013 when it was acquired by Oracle Corporation. From January 2003 to August 2012, Mr. Cushing was a partner at the law firm of Bingham McCutchen LLP. Mr. Cushing received his Bachelor of Arts from College of the Holy Cross and his Juris Doctor from Fordham University School of Law.

Micah Remley has served as our Senior Vice President of Product Strategy since February 2015. Prior to that, Mr. Remley has served as our Vice President of Product Strategy & Technology from April 2013 to January 2015. From November 2011 to March 2013, Mr. Remley served as our Vice President of Operations and, prior to that, served as our Senior Director of Operations from January 2011 to November 2011. From May 2008 to December 2010, Mr. Remley served as our Director of Field Operations and, prior to that, served as our Senior Manager of New England Field Operations from April 2006 to April 2008. Mr. Remley received his Bachelor of Science from the University of Maine and an MBA from the Yale School of Management.

Holly Lynch has served as our Senior Vice President of Human Resources since February 2015. Prior to that, Ms. Lynch served in various roles at Hologic, Inc., a manufacturer of diagnostics and medical imaging products, including Senior Vice President of Human Resources from December 2013 until November 2014, Vice President of Human Resources from October 2010 until December 2013, and Senior Director of Human Resources from October 2008 until October 2010. From January 2006 to April 2008, Ms. Lynch served as Director, Human Resources at Vistaprint Limited, a provider of printing services. From November 2002 to November 2005, Ms. Lynch served as Vice President & Associate Director, Compensation and HRIS at Digitas, Inc., a digital communications and direct marketing firm. Ms. Lynch received her Bachelor of Science from Northeastern University.

Kirk Arnold has served as a director since December 2014. Since June 2013, Ms. Arnold has served as the CEO of Data Intensity, a provider of application management and managed cloud services, where she is responsible for the overall strategic direction of the company. Prior to joining Data Intensity, Ms. Arnold served as the Chief Operating Officer and Executive Vice President of Avid Technology, a provider of video and audio production technology, from July 2009 to July 2012, served as its Executive Vice President of Customer Operations from July 2008 to July 2009, and served as its Executive Vice President and General Manager of the Professional Video business unit from February 2008 to July 2008. From June January 2007 to June 2007, Ms. Arnold served as the President, CEO and Vice Chairman of Keane, Inc., an information technology services unit of NTT Data Corporation. From June 2004 to January 2007, Ms. Arnold served as an Executive Vice President of Product Development, Marketing, Strategy and Management for the Human Resources Outsourcing Group of Fidelity Investments, a financial services corporation, and as Senior Vice President of Sales and Marketing for Fidelity Institutional Retirement Services Company from June 2003 to June 2004. Prior to joining Fidelity, Ms. Arnold served as President and Chief Executive Officer of NerveWire, a technology company she founded, from February 2002 to February 2003, and as NerveWire’s President and Chief Operating Officer from February 2000 to February 2002. Before launching NerveWire, Ms. Arnold spent six years at Computer Sciences Corp., a provider of information technology and professional services, as President of CSC Consulting. Ms. Arnold began her career at IBM, where she served in a variety of sales leadership positions, and was a member of the management team that began IBM’s focus on the services market. Ms. Arnold serves on as a director and member of the advisory board of The Cramer Productions Company, a specialty marketing company. Ms. Arnold holds a Bachelor of Arts degree in Government from Dartmouth College.

Our board of directors has concluded that Ms. Arnold should serve as a director as of the date of this proxy statement because she has significant executive management and operational experience at technology companies, substantial leadership and marketing expertise, and extensive services and financial expertise that includes extensive knowledge of complex strategic transactions focusing on technology companies. Our board of directors values Ms. Arnold’s current and prior service in various leadership roles in technology and other leading companies.

James Baum has served as a director since April 2013. From September 2011 to December 2012, Mr. Baum served as Chief Executive Officer of Symbotic, LLC, a provider of warehouse automation systems. From October 2010 to August 2011, Mr. Baum served as President and Chief Executive of Netezza Corporation, or Netezza, a provider of data warehouse, analytic and monitoring appliances that was acquired by International Business Machines Corp., or IBM, in November 2010. From February 2009 to October 2010, Mr. Baum served as Chief Executive Officer of Netezza and, prior to that, served as the President and Chief Operating Officer of Netezza from June 2006 until January 2009. Prior to joining Netezza, Mr. Baum served as the President and Chief Executive Officer of Endeca Technologies, Inc., a provider of search and guided navigation solutions, from November 2004 to October 2005 and President and Chief Operating Officer from June 2001 to November 2004. From October 1998 to December 2000, Mr. Baum served first as Executive Vice President, Engineering, Research and Development, then Executive Vice President and General Manager of Parametric Technology Corporation, a provider of product lifecycle management, content management and publishing solutions. Mr. Baum served on the board of directors of Netezza, a publicly-traded company at the time, from August 2006 to October 2010. Mr. Baum holds a Bachelor of Science degree in Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering from Rensselaer Polytechnic Institute.

Our board of directors has concluded that Mr. Baum should serve as a director as of the date of this proxy statement because he has significant executive management and operational experience at technology companies, substantial software product development expertise, and extensive financial expertise that includes extensive knowledge of complex strategic transactions focusing on technology companies. Mr. Baum acquired this experience and expertise in the course of serving in various leadership roles, including president and chief executive officer at leading technology companies. In addition, Mr. Baum’s prior service on another public company board provided him with valuable experience. Our board of directors values Mr. Baum’s extensive financial, software product development and technology industry expertise.

Arthur Coviello has served as a director since June 2008. From February 2011 until February 2015, Mr. Coviello served as Executive Chairman of RSA, the Security Division of EMC Corporation and a provider of security, risk and compliance solutions. From September 2006, when EMC Corporation acquired RSA Security

Inc., through January 2011, Mr. Coviello served as Executive Vice President and President of RSA. Prior to the acquisition of RSA Security Inc. by EMC Corporation, Mr. Coviello served as Chief Executive Officer and on the board of directors of RSA Security Inc. from January 2000 to September 2006 and as acting Chief Financial Officer of RSA Security Inc. from December 2005 to May 2006. He served as President of RSA Security Inc. from March 1999 to September 2006. Mr. Coviello holds a Bachelor of Arts in Business Administration from the University of Massachusetts.

Our board of directors has concluded that Mr. Coviello should serve as a director as of the date of this proxy statement because he has substantial financial expertise that includes extensive knowledge of the complex financial, operational and international issues facing large companies, significant executive management experience at technology companies and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving in various leadership roles, including chief executive officer and acting chief financial officer, at global technology companies. Through those senior management positions, Mr. Coviello has demonstrated his leadership and business acumen. Our board of directors values Mr. Coviello’s extensive financial and technology industry expertise.

Richard Dieter has served as a director since April 2007. From September 1976 through August 2002, Mr. Dieter served as an Accounting and Audit Partner for Arthur Andersen LLP, an accounting firm, and from August 2002 through December 2013, Mr. Dieter worked as both a principal and a consultant assisting Arthur Andersen LLP in the wind-down of its legacy public accounting business. From 1992 to 2001, Mr. Dieter served as chair of the AICPA-SEC International Task Force, and from 1997 to 2002, served as a member of the AICPA’s Auditing Standards Board. Mr. Dieter holds a Bachelor of Science in Business Administration from Boston University and a Master of Science in Accounting from the University of Massachusetts Amherst.

Our board of directors has concluded that Mr. Dieter should serve as a director as of the date of this proxy statement because he has extensive financial, accounting and consulting expertise, including a deep understanding of accounting principles and financial reporting rules and regulations, acquired over the course of his career at Arthur Andersen LLP. He has significant experience overseeing, from an independent auditor’s perspective, the financial reporting processes of large public companies in a variety of industries with a global presence. Through his leadership roles at Arthur Andersen LLP, Mr. Dieter gained substantial management and operational experience. Our board of directors values Mr. Dieter’s extensive financial and accounting expertise.

TJ Glauthier has served as a director since April 2007 and served on our Strategic Advisory Board from May 2005 until April 2007. Mr. Glauthier has served as President of TJG Energy Associates, LLC, a California-based energy consulting firm, since January 2005. From May 2001 to December 2004, Mr. Glauthier served as the Chief Executive Officer and President of the Electricity Innovation Institute, which was an affiliate of the Electric Power Research Institute. From 1999 to 2001, Mr. Glauthier served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Energy. From 1993 to 1998, Mr. Glauthier served as the Associate Director for Natural Resources Energy and Science at the U.S. Office of Management and Budget in the Executive Office of the President. Mr. Glauthier also served on the board of directors of Union Drilling, Inc., a provider of contract land drilling services and equipment to oil and gas companies in the United States, from April 2006 to November 2012 when it was acquired by Sidewinder Drilling, Inc. Mr. Glauthier holds a Bachelor of Arts in Mathematics from Claremont McKenna College and an MBA from Harvard Business School.

Our board of directors has concluded that Mr. Glauthier should serve as a director as of the date of this proxy statement because he brings to the board substantial energy industry expertise, including expertise in both the public and private sector. He also brings in-depth knowledge of the opportunities and challenges facing global energy companies, specifically with respect to regulatory and financial issues. Mr. Glauthier has a deep understanding of our people, services and culture acquired during his service on our board of directors and, prior to that, as a member of our Strategic Advisory Board. In addition, Mr. Glauthier’s prior service on another public company board provided him with valuable experience. Our board of directors values Mr. Glauthier’s extensive energy industry expertise.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

We believe that good corporate governance is important to ensure that EnerNOC is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our current committee charters, policy on security holder communications with directors and corporate code of conduct and ethics described below are available in the “Corporate Governance” section of the “Investors” section of our website located at www.enernoc.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, c/o EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

Board Determination of Independence

Our board of directors has determined that none of Kirk Arnold, James Baum, Arthur Coviello, Richard Dieter, TJ Glauthier or Peter Gyenes, or any of their respective family members, has a relationship with us, our senior management or our independent registered public accounting firm which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing rules of The NASDAQ Stock Market LLC, or NASDAQ. In making this determination, our board of directors considered relationships that each non-employee director has with us, their beneficial ownership of our outstanding common stock and all other facts and circumstances our board of directors deemed relevant in determining their independence. Our board of directors has determined that Timothy Healy and David Brewster are not “independent directors” as defined under NASDAQ rules due to their employment with us.

The independent directors have selected Mr. Coviello to serve as our lead independent director.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors. The independent directors of the board of directors met in executive session four times during the fiscal year ended December 31, 2014, which we refer to as fiscal 2014.

Board Meetings and Attendance

The board of directors met eight times during fiscal 2014, either in person or by teleconference, and took action by unanimous written consent two times. Each director who served as a director during fiscal 2014 attended at least 86% of the aggregate of: (1) the total number of board meetings held during the period of fiscal 2014 that he or she served as a director and (2) the total number of meetings held by all board committees during the period of fiscal 2014 that he or she served as a member of such committees.

The board of directors has adopted a policy under which each member of the board of directors is encouraged to attend each annual meeting of our stockholders. Each of our then-current directors attended our 2014 annual meeting of stockholders.

Committees of the Board of Directors

The board of directors has the following standing committees: audit committee, compensation committee, nominating and governance committee, mergers and acquisitions committee, and technology committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. Each committee reviews the appropriateness of its charter at least annually and holds executive sessions as it deems appropriate.

Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Our board of directors has determined that all of the members of each of our board of directors’ five standing committees are independent as defined under the NASDAQ rules, including, in the case of all members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and are qualified to serve as directors.

Audit Committee.    As described more fully in its charter, the audit committee has the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, consider matters relating to accounting policy and internal controls, and review the scope of annual audits. Specifically, in fulfilling its role, the audit committee’s responsibilities include:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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discussing with management our major financial and operational risks and exposures and the steps management has taken or will take to monitor and control such risks and exposures, including our policies with respect to risk assessment and risk management;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and approving all related person transactions; and

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns.

The members of the audit committee are Messrs. Coviello, Dieter and Glauthier. The board of directors has elected Mr. Dieter as the chairman of the audit committee and has determined that, based on Mr. Dieter’s significant experience and background in the practice of public accounting, he qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. The audit committee met nine times during fiscal 2014, either in person or by teleconference.

Compensation Committee.    Our compensation committee reviews and establishes our compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Specifically, the compensation committee’s responsibilities include:

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annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other officers (as that terms is defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder);

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evaluating the performance of our chief executive officer and other officers in light of such corporate goals and objectives and approving the compensation of our chief executive officer and other executive officers;

•	reviewing and approving employment contracts, severance arrangements, change in control provisions and other compensatory agreements for officers;

•	reviewing and making recommendations to our board of directors with respect to the compensation of our directors;

•	approving, amending, overseeing and administering our equity-based compensation and incentive plans;

•	approving and overseeing reimbursement policies for directors and officers;

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recommending to the board of directors that certain compensation-related proposals be considered at our annual meetings, including the advisory vote on the compensation of our named executive officers and the frequency of the advisory vote on the compensation of our named executive officers;

•	reviewing and considering the results of the advisory votes on the compensation of our named executive officers;

•	reviewing and recommending the Compensation Discussion and Analysis and the compensation committee’s report on executive compensation for inclusion in our proxy statements;

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reviewing all compensation policies and practices for all of our employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on our business;

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reviewing and considering each of the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and Rule 5605(d)(3) of the NASDAQ listing standards pertaining to the independence of any compensation consultants retained by the compensation committee or management to advise on executive officer or director compensation, and determining whether any conflict of interest exists that would prevent the consultant from independently representing the compensation committee or management; and

•	annually reviewing and reassessing the adequacy of the compensation committee’s charter and recommending any proposed changes to the board of directors for approval.

The compensation committee may delegate authority to one or more subcommittees as it deems appropriate. The compensation committee has delegated to Timothy Healy, our Chairman and Chief Executive Officer, the authority to grant equity awards under our 2014 Plan to our non-officer employees and our consultants, based on an aggregate number of equity awards, and subject to certain other limitations, as previously approved by the compensation committee.

In late 2013 and in anticipation of fiscal 2014, our compensation committee engaged Towers Watson, an independent compensation consulting firm, to conduct an annual review and analysis of our officer and director compensation programs. In connection with these reviews, Towers Watson provided comprehensive reports consisting of market data and analysis in making compensation recommendations, as more fully described below under the heading “Compensation Discussion and Analysis.” The processes and procedures followed by our compensation committee in considering and determining executive compensation for fiscal 2014 are also described below under the heading “Compensation Discussion and Analysis.” We expect that our compensation committee will continue to periodically engage an independent executive compensation consultant to provide advice and resources to our compensation committee.

The members of the compensation committee are Messrs. Dieter, Glauthier and Gyenes. Mr. Glauthier serves as the chairman of the compensation committee. The compensation committee met nine times during fiscal 2014, either in person or by teleconference, and took action by unanimous written consent one time. During fiscal 2014, each member of the compensation committee was a “non-employee director,” as defined under applicable SEC rules and regulations.

Nominating and Governance Committee.    The nominating and governance committee’s role is to make recommendations to the board of directors as to the size and composition of the board of directors and its committees, and to evaluate and make recommendations as to potential candidates. Specifically, the nominating and governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

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annually reviewing, for each of our directors and nominees, the particular experience, qualifications, attributes or skills that contribute to the conclusion of the board of directors that the person should serve or continue to serve as a director, as well as how the directors’ skills and backgrounds enable them to function well together as a board;

•	evaluating and recommending termination of board members;

•	overseeing the process of succession planning for senior officers;

•	reviewing and maintaining the independence of board and committee members;

•	forming and delegating authority to subcommittees;

•	developing and recommending to the board of directors a corporate code of conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board of directors and management.

The nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of the stockholders.

The members of the nominating and governance committee are Ms. Arnold and Messrs. Baum, Glauthier and Gyenes. Mr. Gyenes serves as the chairman of the nominating and governance committee. The nominating and governance committee met four times during fiscal 2014, either in person or by teleconference.

Mergers and Acquisitions Committee.    The mergers and acquisitions committee is responsible for overseeing matters relating to potential mergers, acquisitions, strategic investments and divestitures. Specifically, the mergers and acquisitions committee’s responsibilities include:

•	reviewing, and providing guidance to management and the board of directors with respect to, the Company’s acquisition, investment and divestiture strategies;

•	assisting management and the board of directors with the identification of acquisition, investment and divestiture opportunities;

•	advising management and overseeing the board of directors’ due diligence process with respect to proposed acquisitions, investments and divestitures;

•	reviewing acquisition, investment and divestiture candidates with management, when and as appropriate;

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considering proposed acquisitions, investments or divestitures involving a total purchase price as estimated by management not in excess of $10 million, whether in cash or stock, and, if applicable, approving such transactions on behalf of the board of directors and providing a summary to the board of directors of the activity and the rationale at the next quarterly meeting of the board of directors; provided, however, that the mergers and acquisitions committee has the discretion to require approval by the full board of directors for any acquisition;

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considering and making recommendations to the full board of directors as to proposed acquisitions, investments or divestitures involving a total purchase price as estimated by management in excess of $10 million;

•	providing reports to the board of directors of its meetings and activities on a regular basis; and

•	reviewing and assessing the adequacy of its charter annually and recommending any modifications to the charter, if and when appropriate, to the board of directors for its approval.

The members of the mergers and acquisitions committee are Ms. Arnold and Messrs. Baum, Coviello and Dieter. Mr. Coviello serves as the chairman of the mergers and acquisitions committee. The mergers and acquisitions committee met six times during fiscal 2014, either in person or by teleconference.

Technology Committee.    The technology committee is responsible for assessing the health of our technology strategies and the scope and quality of our intellectual property. Specifically, the technology committee’s responsibilities include:

•	making recommendations to the board of directors as to scope, direction, quality, investment levels and execution of our technology strategies;

•	overseeing the execution of technology strategies formulated by management;

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providing guidance on technology as it may pertain to, among other things, market entry and exit; investments, mergers, acquisitions and divestitures; new business divisions and spin-offs; research and development investments; and key competitor and partnership strategies;

•	providing reports to the board of directors of its meetings and activities on a regular basis; and

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reviewing and assessing the adequacy of its charter annually and recommending any modifications to the charter, if and when appropriate, to the nominating and governance committee and board of directors for approval.

The members of the technology committee are Messrs. Baum, Coviello and Gyenes. Mr. Baum serves as the chairman of the technology committee. The technology committee met three times during fiscal 2014, either in person or by teleconference.

Procedures for Recommending Nominees for Our Board of Directors

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and governance committee and the board of directors.

In accordance with the nominating and governance committee’s charter, in considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of the Company for its stockholders;

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candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of the Company;

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candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•	candidates must have a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and energy industry experience;

•	candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company; and

•	candidates must have, and be prepared to devote, adequate time to the board of directors and its committees.

Our board of directors believes that, in addition to these threshold criteria, the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Accordingly, the nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Instead, in addition to the threshold criteria described above and in accordance with the nominating and governance committee’s charter, the nominating and governance committee considers the contributions that a candidate can be expected to make to the collective functioning of our board of directors based upon the totality of the candidate’s credentials, experience and expertise, the composition of the board of directors at the time, and other relevant circumstances.

If a stockholder wishes simply to recommend a candidate for consideration as a nominee by the nominating and governance committee, it should submit the recommendation in writing, by mail, courier or personal delivery directed to: Nominating and Governance Committee, c/o Corporate Secretary, One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. A recommendation for a nominee must be accompanied by the following information concerning the recommending stockholder:

•	name, address and telephone number of the recommending stockholder;

•	number of EnerNOC shares owned by the recommending stockholder and the time period for which such shares have been held;

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if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

The recommendation must also be accompanied by the following information concerning the recommended nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

•	a description of all relationships between the recommended nominee and the recommending stockholder, including any agreements or understandings regarding the recommended nomination;

•	a description of all relationships between the recommended nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

•	the contact information of the recommended nominee.

The recommending stockholder must also furnish a statement supporting a view that the recommended nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the recommended nominee would be expected to make to the board of directors and to the governance of the Company and must state whether, in its view, the recommended nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company. The recommendation must also be accompanied by the written consent of the recommended nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the threshold criteria described above.

Our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year as of the date the recommendation was made.

Additional requirements regarding recommending a candidate for consideration as a nominee and minimum qualifications for candidates for nomination are set forth in the nominating and governance committee charter, available at http://investor.enernoc.com/corporate-governance.cfm.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Messrs. Dieter, Glauthier and Gyenes. No member of the compensation committee was at any time during fiscal 2014 an officer or employee of ours (or any of our subsidiaries), or was formerly an officer of ours (or any of our subsidiaries). During fiscal 2014, no executive officer of ours served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of ours.

Board Leadership Structure

Our board of directors is currently chaired by Mr. Healy, our chairman and chief executive officer. Our board of directors has also appointed Mr. Coviello as our lead independent director.

The positions of chairman of the board and chief executive officer of the Company have historically been combined, and Mr. Healy currently holds both positions. We currently believe that it is advantageous to have a chairman with an extensive history with and knowledge of the Company, as is the case with Mr. Healy who is also a founder of EnerNOC, as compared to a comparatively less informed independent chairman. We also believe this board leadership structure is currently appropriate because of the efficiencies achieved in having the role of chairman and chief executive officer combined, and because the detailed knowledge of our day-to-day operations and business that Mr. Healy possesses greatly enhances the decision making processes of the board of directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with NASDAQ listing requirements, the independent directors regularly have the opportunity to meet without Mr. Healy in attendance, as discussed more fully above under “Executive Sessions of Independent Directors.”

Our board of directors appointed Mr. Coviello as the lead independent director to help reinforce the independence of the board of directors as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/chairman of the board. The lead independent director is empowered to, among other duties and responsibilities, preside over board meetings in the absence of the chairman of the board, preside over and establish the agendas for meetings of the independent directors, act as liaison between the chair and the independent directors, and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the board of directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the chairman of the board, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of Mr. Healy’s history with and knowledge of the Company, and because the lead independent director is empowered to play a significant role in the board of directors’ leadership and in reinforcing the independence of the board of directors, we currently believe that it is advantageous for the Company to combine the positions of chief executive officer and chairman.

Our Board of Directors’ Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of our board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the board of directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the board of directors and the lead independent director assist the board of directors in fulfilling that responsibility. The audit committee assists the board of directors in the oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the board of directors in the oversight of the evaluation and management of risks related to our compensation policies and practices. In addition, the lead independent director assists in the determination and implementation of responses to any problematic risk management issues and helps ensure the effective independent functioning of the board of directors in the performance of its oversight responsibilities.

Diversity

Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and governance committee will consider issues of diversity among the members of the board of directors in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and energy industry experience on the board of directors and its committees.

Communicating with the Board of Directors

Our board of directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of our audit committee, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 224-9900. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the board of directors at Attn: Security Holder Communications, Board of Directors, EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. Communications should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of the securities of the Company that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of the Company, that the person has in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of ours, such as employees, members of the communities in which we operate our businesses, customers and suppliers, generally;

•	communications that advocate engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to our business or operations.

Corporate Code of Conduct and Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our corporate code of conduct and ethics is available in the “Corporate Governance” section of the “Investors” section of our website at www.enernoc.com. A copy of the corporate code of conduct and ethics may also be obtained, free of charge, from us upon a written request directed to: Investor Relations, c/o EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. We intend to disclose any amendment to or waiver of a provision of the corporate code of conduct and ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at www.enernoc.com.

For more corporate governance information, you are invited to access the “Corporate Governance” section of the “Investors” section of our website available at www.enernoc.com.

Majority Vote Policy

It is the policy of EnerNOC that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our nominating and governance committee. The nominating and governance committee will consider all of the relevant facts and circumstances and recommend to our board of directors the action to be taken with respect to such offer of resignation. Our board of directors will then act on the nominating and governance committee’s recommendation. Promptly following the board of directors’ decision, we will disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2014 of our chief executive officer and other executive officers included in the Summary Compensation Table on page 37. The chief executive officer and these other executive officers are referred to in this proxy statement as our “named executives.” We also describe actions regarding compensation taken after fiscal 2014 when it enhances the understanding of our executive compensation program.

Executive Summary

The compensation committee believes that our executive compensation program is appropriately designed, reasonable and responsible in that it both encourages our named executives to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

The highlights of our company performance for fiscal 2014 include:

•	reporting revenue of $471.9 million in fiscal 2014, compared to $383.5 million for the fiscal year ended December 31, 2013, or fiscal 2013, which represents growth of 23.1% year over year;[1]

•	reporting adjusted EBITDA of $76.4 million in fiscal 2014, compared to $71.4 million in fiscal 2013, which reflects growth of 6.9% year over year;

•	ending fiscal 2014 with $254.4 million in cash, up $105.2 million year over year;

•	selling $160.0 million aggregate principal amount of 2.25% convertible senior notes due 2019;

•

announcing our acquisition of World Energy, an energy management software and services firm that helps enterprises simplify the energy procurement process through a suite of Software-as-a-Service (SaaS) tools;

•

announcing our acquisition of Pulse Energy Inc, or Pulse Energy, a leader in customer engagement software for the utility industry, to help utilities better engage all of their commercial and industrial customers, from small businesses to the largest enterprises;

•

announcing our acquisition of EnTech Utility Service Bureau, Inc., or EnTech US, EnTech Utility Service Bureau Ltd., or EnTech UK, and EnTech USB Private Limited, or EnTech India, leading providers of global utility bill management software;

•	announcing our acquisition of Dublin-based Activation Energy DSU Limited, or Activation Energy, the leading provider of demand response software and services in Ireland;

•	announcing our acquisition of Entelios AG, or Entelios, a leading provider of demand response in Europe, which is headquartered in Germany; and

[1]	Except as described below, all financial results of EnerNOC included in this proxy statement are presented in accordance with GAAP. For additional information regarding our financial results, please see our 2014 Form 10-K, including “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Adjusted EBITDA as used in this report is a non-GAAP (not a U.S. generally accepted accounting principles, or GAAP) financial measure that excludes certain items from GAAP net income (loss), For more information on our presentation and calculation of adjusted EBITDA, and a reconciliation of adjusted EBITDA to GAAP net income (loss), see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our 2014 Form 10-K.

•	announcing our continued expansion into continental Asia through our acquisition of Universal Load Center Co., Ltd., a leading provider of demand response in South Korea.

The highlights of our executive compensation program for fiscal 2014 include:

•

variable performance-based compensation accounted for approximately 83% of the total compensation for our chairman and chief executive officer and an average of 80% for our other named executives. We consider annual performance-based cash bonus awards and long-term equity incentive awards performance-based because the economic value of these awards are directly dependent upon either the achievement of corporate performance goals or the long-term creation of value for our stockholders through stock price appreciation;

•

in order to provide long-term incentives for our named executives to continue their employment with us, equity awards generally vest over four years and all equity awards granted in fiscal 2014 vest at a rate of 25% following certification by our compensation committee of the achievement of certain predetermined corporate performance objectives and quarterly thereafter, subject to each named executive’s continued employment;

•	the annual bonus paid to our chairman and chief executive officer is distributed entirely in the form of shares of our common stock in order to align his interests with those of our stockholders;

•	our chairman and chief executive officer beneficially owned 4.4% of our common stock as of March 31, 2015, which significantly aligns his interests with those of our stockholders;

•	reasonable employment agreements that do not contain any guarantees for salary increases, guaranteed bonuses or equity compensation; and

•	we do not provide any tax gross-up benefits for excise taxes associated with change of control compensation, or otherwise.

In 2015, we continue to transform and expand our business as an energy intelligence software company with the goal of achieving increased diversification of our business, growth of our annual recurring revenue and the expansion of our enterprise and utility customer base. We currently expect our total revenues from grid operators to decrease during fiscal 2015 as compared to fiscal 2014 due to significantly reduced capacity prices in the independent market operator demand response program in Western Australia, lower revenue from our participation in PJM incremental auctions and deferral of revenue recognition to the second quarter of 2016 relating to our participation in PJM’s extended program in the 2015/2016 delivery year. As we continue to increase investment in our software offerings for both enterprise and utility customers, the compensation committee continues to evaluate compensation policies to ensure that we position the Company for sustained success as we continue to capitalize on the energy intelligence software market opportunity. As a result, our compensation program in fiscal 2015 includes unique elements that reflect our evolving business in fiscal 2015, including annual bonus plan goals that are directly related to our 2015 operating plan and restricted stock awards that vest solely based on each named executive’s continued service with the Company.

Executive Compensation Program Objectives and Philosophy

Our compensation program is designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation program is generally intended to reward the achievement of specified, predetermined corporate performance objectives and to align our executives’ interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value.

In determining our executive officer compensation, our compensation committee approves a peer group of companies based on the advice of an independent executive compensation consultant, who is engaged from time to time by our compensation committee to assist our compensation committee in its review of our compensation program. In some cases, including where there is a lack of sufficient peer company data for an executive officer’s position, additional compensation data derived from published executive compensation surveys related to the technology and software industry is also used by our compensation committee. We refer to the data derived from the peer group and the executive compensation surveys together as the market consensus.

We refer to the applicable peer group and survey data used by our compensation committee for each named executive’s position as the 2014 market consensus and 2015 market consensus with respect to the analysis presented to our compensation committee in February 2014 and January 2015, respectively, by Towers Watson.

The compensation committee reviews market practices, including market consensus data, for the three major components of our compensation program (i.e., base salary amounts, annual performance-based bonus awards and long-term incentive awards). When reviewing and analyzing the amount of each major component of our compensation program and the total compensation opportunity for our named executives, the compensation committee reviewed each component across the full range of the 2014 market consensus, including at the 25th, 50th and 75th percentiles, for guidance. The compensation committee does not set total compensation to meet specific percentiles. The compensation committee reviews these pay levels as reference points in its overall decision making, as indicative of the level of compensation necessary to attract and retain top leadership talent, and further motivate our named executives to achieve superior performance and focus on long-term value creation.

The compensation committee also takes other factors into consideration in addition to the market consensus data. When establishing the elements of executive compensation, the compensation committee considers the breadth of responsibilities of each of our executive officers, each executive officer’s historical and anticipated contribution to our performance, our performance, operating budget and expected financial constraints, the need to motivate executive officers to address particular business challenges that are unique to any given year, the independent judgment of our compensation committee and a review of a named executive’s current total compensation. The relative weight, if any, given to each of these factors varies with each individual named executive and with respect to each element of compensation at the sole discretion of the compensation committee.

Peer Group

In December 2013, and as part of its ongoing review, based on information provided by Towers Watson, the compensation committee approved a revised peer group for named executive compensation purposes, which we refer to as the 2014 peer group. The adoption of the 2014 peer group was completed before the compensation committee’s review and approval of fiscal year 2014 named executive officer base salary, bonus targets, and long term equity incentive awards, and was the operative peer group the compensation committee considered with respect to fiscal year 2014 compensation amounts. The 2014 peer group continues to reflect our market for executive talent, and the selection criteria included publicly-traded technology and software services companies of similar size, as measured by revenue and market capitalization. In addition, in May 2014, the Company was reclassified by Standard & Poor’s as a software and services company (GICS:4510) to better align with our position as a leading provider of energy intelligence software and related solutions. Due to the Company’s growth, recent acquisitions, and global nature of the business as well as our market for executive talent, the compensation committee continues to review the composition of the peer group.

The companies comprising the 2014 peer group were:

•	Advent Software

•	Athenahealth, Inc.

•	Blackbaud, Inc.

•	Cass Information Systems, Inc.

•	Constant Contact, Inc.

•	Dealertrack Technologies, Inc.

•	EPAM Systems, Inc.

•	ESCO Technologies, Inc.

•	Interactive Intelligence Group Inc.

•	Itron, Inc.

•	Lionbridge Technologies Inc.
•	Millennial Media, Inc.

•	NetScout Systems, Inc.

•	Pegasystems, Inc.

•	PowerSecure International, Inc.

•	Progress Software Corp.

•	RealPage, Inc.

•	Silver Spring Networks, Inc.

•	Synchronoss Technologies, Inc.

•	Tangoe, Inc.

•	TiVo, Inc.

•	Virtusa Corp.

The companies in the 2014 peer group had revenues between $68.5 million to $490 million, except for one company that had revenue at $2.1 billion, as of the most recently completed fiscal year. Their market capitalizations were between $346.8 million and $1.9 billion, except for one company that had a market capitalization of $4.7 billion, as of November 20, 2013. When the 2014 peer group was selected, our revenue as of the most recently completed fiscal year was in the 64th percentile of the fiscal year revenues of the 2014 peer group and our market capitalization as of November 20, 2013 was in the 9th percentile of the market capitalizations of the 2014 peer group. Additionally, the compensation committee also considered executive compensation survey data from technology companies with substantially similar revenues and market capitalizations and with which we consistently compete for executive talent. Other factors, such as number of employees, geographic location of company headquarters, industry sector and financial performance were also considered in developing comparable compensation information used by the Committee.

Elements of Compensation

The primary elements of our executive compensation program are:

•	base salary;

•	annual performance-based bonus awards;

•

long-term equity incentive awards, including stock options, restricted stock awards and restricted stock unit awards, which are generally subject to four-year vesting schedules and may be subject to performance criteria;

•

other benefits, such as contributions to medical and dental insurance, life and disability insurance, an estate and tax planning reimbursement plan, and a 401(k) plan to which the Company began making discretionary and matching contributions in early 2014; and

•	severance and change of control payments.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our compensation committee, after reviewing the market consensus data, uses its best professional judgment to determine what it believes to be an appropriate level and mix of various compensation components to achieve the compensation objectives described above. In determining total compensation, we try to balance short-term cash compensation in the form of appropriate base salaries and annual performance-based bonus awards with long-term non-cash compensation in the form of equity incentive awards. Furthermore, because we believe it is important to our success to aggressively pursue long-term goals, to avoid excessive risk taking, and to preserve our cash resources, a significant portion of our named executives’ total compensation is comprised of performance-based bonus awards and long-term equity awards, which align the named executives’ incentives with the interests of our stockholders.

Determining and Setting Executive Compensation

Utilizing the philosophy outlined above, our compensation committee reviews and approves the structure of our executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses, in greater detail, the processes and procedures for the consideration and determination of executive compensation that were in effect for fiscal 2014 and any material changes made after the end of fiscal 2014.

Role of Our Compensation Committee and Board of Directors

Our board of directors appoints the members of its compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive officer and director compensation programs. The compensation committee is composed entirely of independent directors, as defined by Rule 5605(a)(2) of the NASDAQ listing standards. The goal of our compensation committee is to ensure that our compensation program is aligned with our business goals and objectives and that the total compensation paid to each of our executive officers is fair, reasonable and competitive. Currently, our compensation committee annually reviews overall executive compensation matters and makes decisions regarding all aspects of executive compensation, including decisions regarding the compensation of our chief executive officer, as described below.

Prior to fiscal 2014, the independent (as defined under the NASDAQ listing standards) members of our board of directors considered and had final approval over the recommendations of the compensation committee regarding the compensation of our named executives, including our chief executive officer and our president. Beginning in fiscal 2014, the compensation committee has sole authority to review and make determinations with respect to all executive compensation matters without involvement by the full board of directors, unless specifically requested.

Role of Our Executive Officers

Our executive officers do not have a role in the decision-making process with respect to any compensation or long-term equity incentive awards granted to our named executives. However, our executive officers who are also members of the board of directors may participate in discussions regarding executive compensation or make recommendations to our compensation committee. No executive officer is present during discussions of his or her compensation package or participates directly in approving the amount of any component of his or her own compensation package.

Role of Our Independent Compensation Consultant

In late 2013 and in anticipation of fiscal 2014, our compensation committee engaged Towers Watson, an independent compensation consulting firm, to conduct an annual review and analysis of our executive officer compensation programs and long-term incentive plan for our executive officers and directors. In connection with this review, Towers Watson provided a comprehensive report consisting of market data and analysis in making compensation recommendations applicable to fiscal 2014.

Our compensation committee has analyzed whether the work of Towers Watson as a compensation consultant has raised any conflict of interest, taking into consideration applicable independence factors under SEC rules. Based on these factors, our compensation committee determined that there were no conflicts of interest with respect to Towers Watson providing services to our compensation committee.

Advisory Vote on Executive Compensation

At the 2014 annual meeting, our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of stockholder support (over 76% of total votes cast), concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our named executives and encourages long-term retention. Accordingly, the compensation committee determined not to make any significant changes to the executive compensation policies or decisions as a result of that vote. Our compensation committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our named executives. As previously disclosed, our board of directors decided that we will include a stockholder advisory vote on the compensation of our named executive officers in our future proxy materials on a triennial basis until the next required vote on the frequency of future advisory votes on the compensation of our named executive officers, which will occur no later than our annual meeting of stockholders in 2017, or until our board of directors otherwise determines a different frequency for such stockholder advisory votes.

Base Salary

Overview

Base salary is used to compensate our executive officers based on: experience associated with the position, level of responsibility, skills, knowledge, base salary level in prior years, contributions in prior years, and recommendations made by our independent compensation consultant. The compensation committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

We typically set base salaries for our named executives in our offer letter to the named executive at the outset of employment, except in the case of our chief executive officer and our president, both of whom entered into employment agreements with the Company at the outset of their employment, which have subsequently been amended. None of our named executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, from time to time in the discretion of our compensation committee and consistent with our executive compensation program objectives, we evaluate our named executives’ base salaries, together with other components of compensation, for adjustment based on our assessment of their performance and compensation trends in our industry.

In February 2014, our compensation committee, after considering the 2014 market consensus data, approved no increases to the base salaries of our named executives. The compensation committee determined that it was appropriate to maintain the base salaries of all of our named executives at levels consistent with fiscal 2013.

2015 Base Salary Decisions

In February 2015, our compensation committee reviewed the 2015 market consensus data and the company’s 2015 operating plan, including the transition period in our business, and determined that it would be appropriate to again maintain the base salaries of our named executives at their present levels.

Annual Performance-Based Bonus Awards

Overview

Currently, all employees, including named executives, are eligible for annual performance-based bonus awards. We provide this opportunity as a way to attract and retain highly skilled and experienced employees and to motivate them to achieve certain performance objectives. During and prior to fiscal 2014, the compensation committee recommended to our board of directors the specific amount of annual performance-based bonuses to be awarded to our named executives, including our chief executive officer and our president, based solely on the achievement of certain predetermined corporate performance objectives.

Each named executive has a target bonus percentage equal to a specified percentage of his base salary. In February 2014, our compensation committee, after considering the 2014 market consensus data, decided to maintain the target bonus percentages of our named executives at levels consistent with fiscal 2013.

We believe achievement of any predetermined corporate performance objectives will improve short-term operational financial results, long-term growth and stockholder value consistent with the interests of our stockholders. Annual performance-based bonus awards are generally determined in February or March of each year following the fiscal year of performance as a means to reward annual performance.

As a public company, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements under the federal securities laws, as a result of misconduct, the chief executive officer and chief financial officer may be legally required to reimburse our company for certain bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. We intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act compliant clawback policy as soon as the requirements of such clawbacks are more clearly defined by the SEC.

2014 Executive Bonus Plan

In December 2013, our compensation committee recommended to our board of directors, and our board of directors approved, our 2014 executive bonus plan, or the 2014 bonus plan. Pursuant to the 2014 bonus plan, the 2014 annual performance-based bonus amount for each named executive was based upon our achievement of specified threshold levels of revenue and adjusted EBITDA1 targets applicable to fiscal 2014, which we refer as the 2014 targets. The targets corresponded with our 2014 operating plan and our board of directors deemed these financial measurements the best way to measure our corporate performance in fiscal 2014. The 2014 targets were to be foreign exchange neutral as determined in accordance with the 2014 operating plan approved by our board of directors and adjusted to account for any future mergers or acquisitions by the Company. The 2014 bonus plan included threshold levels of performance, below which no payouts would be made and a cap on the payout level for overachievement as follows:

•

Revenue: The 2014 revenue target was $450 million. If the Company achieved full year 2014 revenues of $400 million to $450 million, 25% to 50% (on a pro rata basis) of the 2014 bonus amount would be awarded; provided that if the Company achieved full year 2014 revenues of greater than $450 million, then an additional amount to be determined in the discretion of the board of directors or the compensation committee, subject to a cap of two times the portion of the 2014 bonus amount attributable to the 2014 revenues, could be awarded; and

•	Adjusted EBITDA: The 2014 adjusted EBITDA target was $85 million. If the Company achieved adjusted EBITDA for fiscal 2014 of $75 million to $85 million, 25% to 50% (on a pro rata

[1]

Adjusted EBITDA as used in this proxy statement is a non-GAAP (not a U.S. generally accepted accounting principles, or GAAP) financial measure that excludes certain items from GAAP net income (loss). For more information on our presentation and calculation of adjusted EBITDA see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures” in our 2014 Form 10-K.

basis) of the 2014 bonus amount would be awarded; provided that if the Company achieved adjusted EBITDA for fiscal 2014 of greater than $85 million, then an additional amount to be determined in the discretion of the board of directors or the compensation committee, subject to a cap of two times the portion of the 2014 bonus amount attributable to the 2014 adjusted EBITDA, could be awarded.

The 2014 bonus amounts for the named executives were payable in cash or shares of our common stock, subsequent to the certification of the achievement of the 2014 targets by the compensation committee, such certification to be finalized between February 1st and March 15th of 2015, except for our chairman and chief executive officer, who receives his 2014 bonus amount in shares of our common stock following the certification described above pursuant to the terms of his employment agreement.

Amount of Annual Performance-Based Bonus Awards Earned for 2014

In February 2015, our compensation committee met to determine the bonus payments for fiscal 2014 performance. The compensation committee reviewed the achievement of our 2014 targets in approving the amount of annual performance-based bonus awards to be paid to our named executives for performance during fiscal 2014.

For fiscal 2014, the compensation committee determined that we achieved 93% of our 2014 targets, which we refer to as the 2014 bonus percentage, based on the following achievements for fiscal 2014, as adjusted to be foreign exchange neutral as determined in accordance with the 2014 operating plan approved by our board of directors and adjusted to account for mergers and acquisitions that occurred during 2014:

•	revenue of $466.4 million; and

•	adjusted EBITDA of $82.2 million.

In determining the 2014 bonus percentage, the compensation committee made the following adjustments to the Company fiscal 2014 reported revenue and adjusted EBITDA to reflect the impact of foreign exchange movement and to account for mergers and acquisitions that occurred during 2014:

•	$2.7 million increase to reported revenue for fiscal 2014 to remove the impact of foreign exchange movement;

•	$8.2 million reduction to reported revenue for fiscal 2014 to remove the impact of mergers and acquisitions activity;

•	$1.0 million increase to reported adjusted EBITDA for fiscal 2014 to remove the impact of foreign exchange movement; and

•	$4.8 million increase to reported adjusted EBITDA for fiscal 2014 to remove the impact of mergers and acquisitions activity.

After examining our financial and operating results and each named executive’s performance during 2014, the compensation committee determined that the amounts of the annual performance-based bonus awards earned by Messrs. Healy, Brewster, Moses, Dixon and Cushing for fiscal 2014 performance were as follows:

Name and Position	2014 Target Bonus Amount (% of Base Salary) (1)	2014 Performance-Based Bonus Amount (% of Base Salary)	2014 Performance-Based Bonus Amount
Timothy Healy (2)	85%	79%	$474,000
Chairman and Chief Executive Officer
David Brewster (2)	80%	74%	$391,000
President
Neil Moses (3)	80%	72%	$358,000
Chief Operating Officer and Chief Financial Officer
Gregg Dixon (3)	115%	102%	$333,000
Senior Vice President of Global Sales
Matthew Cushing (3)	50%	50%	$161,000
Vice President and General Counsel

(1)	The 2014 performance-based target bonus amounts (as a percentage of base salary) for Messrs. Healy, Brewster, Moses, Dixon and Cushing were approved by our compensation committee in February 2014. For a more detailed discussion of these 2014 performance-based target bonus amounts, see the section above titled “Annual Performance-Based Bonus Awards.”

(2)	No individual performance adjustments were made for Messrs. Healy or Brewster because the compensation committee believes that as chief executive officer and president, respectively, they are responsible for the Company meeting all of its objectives. Mr. Healy received, pursuant to the terms of his amended employment agreement, and Mr. Brewster elected to receive, 100% of their respective 2014 bonus amount in fully vested shares of our common stock granted on the third business day after our fiscal 2014 earnings call, or March 3, 2015, for the number of shares obtained by dividing the dollar value of their respective 2014 bonus amount by our closing stock price on such date, rounded down to the nearest share.

(3)	Based on input from our chairman and chief executive officer, the compensation committee exercised discretion to adjust bonuses for Messrs. Moses, Dixon and Cushing based on their individual contributions, resulting in adjustments to the 2014 bonus percentage between -4% and 7%.

2015 Executive Bonus Plan and 2015 Annual Performance-Based Bonus Award Targets

In February 2015, our compensation committee reviewed the 2015 market consensus data and determined that it was appropriate to maintain the performance-based target bonus percentages for all of our named executives at levels consistent with fiscal 2014. The committee adopted a 2015 executive bonus plan in which the performance-based bonus amount for each named executive will be determined based upon our achievement of certain predetermined business goals relating to the revenues and the strategic transition of the Company during fiscal 2015, as set by the compensation committee.

Long-Term Equity Incentives

In General

We believe that our stockholders’ interests are best served when our named executives have a significant portion of their compensation in the form of long-term equity grants. In our view, that provides strong incentives for long-term growth in stock value, which aligns directly with our stockholders’ long-term interests. In addition, long-term equity incentive awards provide our executives with the incentive to continue their employment with us for longer periods of time, which in turn, provides us with greater stability. Historically, our long-term equity incentive program for our named executives has consisted of grants of stock options, restricted stock awards and restricted stock unit awards. In fiscal 2014, our long-term equity incentive program for our named executives consisted entirely of performance-based restricted stock awards. Equity incentive awards are awarded based on various factors, including the market consensus, responsibilities of the individual executive officer, his or her past performance, anticipated future contributions, prior equity incentive grants, including the vesting schedule of such prior grants, and the executive’s total cash compensation. It is the intention of the compensation committee to award long-term equity incentives to executives on an annual basis, although more frequent awards may be made at the discretion of the compensation committee, such as in the case of promotions or newly-hired executives.

Stock Options

When stock options are used, we grant all stock options to our named executives at exercise prices equal to the fair market value of our common stock, which is defined under the 2014 Plan as the closing price of our common stock on The NASDAQ Global Market on the date of grant. Stock option grants are generally subject to a four-year vesting schedule, as we believe that time-based vesting provisions reward longevity and the commitment of our named executives. The compensation committee believes that stock options are performance-based compensation because they provide a return to our named executive officers only if the market price of our common stock appreciates over the stock option term and only if the named executive officer remains with us through each applicable vesting date.

Restricted Stock and Restricted Stock Unit Awards

The compensation committee believes that restricted stock and restricted stock unit awards serve as a long-term retention tool for our executive officers and are less dilutive than stock options because a lesser number of shares provide the same value as a greater number of stock options. The compensation committee also believes that restricted stock and restricted stock unit awards motivate our named executives to increase the value of our common stock. Our restricted stock awards granted to our named executives in fiscal 2014, which were issued under our 2007 Stock Plan, were made by our compensation committee based on the factors described below under “2014 Equity Grants.” Restricted stock and restricted stock unit awards are generally subject to a four-year vesting schedule, as we believe that these vesting provisions align executive motivation with long-term achievement, as well as reward longevity and the commitment of our named executives. For fiscal 2014, the restricted stock awards granted to our named executives were subject to performance-based vesting conditions, where 25% vests following certification by our compensation committee of the achievement of certain predetermined annual corporate performance objectives and the remaining 75% vests quarterly thereafter over the next three years, subject to each named executive’s continued employment. As described below, for the year ending December 31, 2015, or fiscal 2015, the compensation committee approved in February 2015 annual restricted stock awards to our named executives that were subject only to a four-year time-based vesting schedule. The compensation committee believes that time-based vesting provisions are appropriate as we continue the transition period in our business as discussed above in “Executive Summary.”

2014 Equity Grants

In March 2014, our compensation committee approved the following restricted stock awards: a restricted stock award for 125,000 shares to Mr. Healy, a restricted stock award for 88,454 shares to Mr. Brewster, a restricted stock award for 81,471 shares to Mr. Moses, a restricted stock award for 69,832 shares to Mr. Dixon, and a restricted stock award for 23,277 shares to Mr. Cushing. The restricted stock awards granted in March 2014 vest over a four-year period, at a rate of 25% following certification by our compensation committee of the achievement of a certain predetermined corporate performance objective and quarterly thereafter, subject to each named executive’s continued employment. In March 2014, the compensation committee set the predetermined performance objective for the 2014 equity grants at the achievement by the Company of $420 million in economic value for fiscal 2014, which the compensation committee defined as the Company’s full-year revenue as reported in the Company’s consolidated financial statements for fiscal 2014, excluding any revenue recognized during fiscal 2014 that resulted from any contractual arrangements with any entity acquired in a business combination that was neither consummated or contemplated before the grant date. In February 2015, our compensation committee certified the Company’s achievement for fiscal 2014 of $471.6 million of economic value, which excludes $0.3 million of revenue recognized during fiscal 2014 resulting from an acquisition consummated after the grant date.

2015 Equity Grants

In February 2015, the compensation committee granted restricted stock awards to our named executives, which would vest based on each named executive’s continued service with the Company, in order to align the named executives’ ownership interests with the long-term interests of our stockholders and retain our talented named executives through our business transition as discussed above in “Executive Summary.” Our compensation committee approved a dollar value for each named executive’s restricted stock award, which was then divided by the average closing price of our Common Stock for the thirty trading days preceding the grant date to determine the number of shares subject to each award. That method yielded the following restricted stock awards: a restricted stock award for 172,306 shares to Mr. Healy, a restricted stock award for 97,760 shares to Mr. Brewster, a restricted stock award for 83,786 shares to Mr. Moses, a restricted stock award for 53,586 shares to Mr. Dixon, and a restricted stock award for 39,785 shares to Mr. Cushing. The restricted stock awards granted in February 2015 vest over a four-year period, at a rate of 25% on the first anniversary of the grant date and quarterly thereafter at a rate of 6.25% on the first day of each subsequent calendar quarter, subject to each named executive’s continued employment.

Equity Grant Valuation Methodology

The compensation committee uses the “fair value” model to determine the number of shares subject to long-term equity incentive awards where a grant date value is assigned to our long-term equity incentive awards based on dollar value rather than a number of shares.

Equity Grant Practices

We typically make grants of equity awards, which are approved by our compensation committee, to our executive officers on an annual basis or the commencement of an executive’s employment with us. Annual equity grants made to our executive officers are usually approved by the compensation committee at regularly scheduled meetings held during the first quarter of each fiscal year, and equity grants to new executive officers are generally approved prior to but effective following the executive’s first day of employment and awarded on the third trading day of the next open trading window following approval during a closed trading window, or on the third trading day following approval if the approval occurs during an open trading window.

Ownership Guidelines

We currently do not require our executive officers to own a particular amount of our common stock. Our compensation committee is satisfied that stock, stock option, restricted stock and restricted stock unit holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interest with those of our stockholders. As of March 31, 2015, our chairman and chief executive officer beneficially owned 4.4% of our common stock.

Other Benefits

Our named executives receive the same general health and welfare benefits as all of our other employees, including medical and dental insurance, life and disability insurance and the ability to participate in our 401(k) plan, to which the Company began making discretionary and matching contributions in early 2013. Beginning in fiscal 2013 and as an additional benefit to certain of our named executives, Messrs. Healy and Brewster are entitled to be reimbursed for up to $15,000 per year and Messrs. Moses and Dixon are entitled to be reimbursed for up to $10,000 per year for estate, tax and financial planning expenses and/or related legal fees.

Severance and Change of Control Payments

We provide protections for our named executives by including severance and change of control provisions in their employment or severance agreements, as the case may be, as well as the equity agreements that the named executives enter into with us under our 2007 Stock Plan and 2014 Plan. We provide these protections in order to attract and retain highly skilled and experienced executive officers, ensure stability and structure, and align the interests of our executives with those of our stockholders. We believe that the change of control and severance provisions applicable to our named executives allow us to remain at a competitive level that is commensurate with our size, industry and sustained performance. None of the agreements with our named executives provide for the gross up of any excise taxes imposed by section 4999 of the Internal Revenue Code of 1986, as amended, or the “code.”

Mr. Healy and Mr. Brewster, if terminated other than for cause, or if they terminate their own employment for good reason, will receive severance payments equal to 1.66 times the amount of their respective annual base salary and their respective annual performance-based target bonus amount in effect on the date of such termination paid in equal monthly installments over 20 months. Under the same circumstances, we are required to pay (i) each of Messrs. Moses and Dixon in twelve equal monthly installments an amount equal to 100% of his respective then-current annual base salary and his annual performance-based target bonus in effect on the date of termination and (ii) Mr. Cushing in six equal monthly installments an amount equal to 50% of his then-current annual base salary and 50% of his annual performance-based target bonus in effect on the date of termination. We believe that the increased difficulty of finding comparable employment opportunities at the level of chief executive officer or president requires that companies provide longer terms for severance payments in order to attract and retain highly skilled and experienced individuals for these positions.

In the event of a change of control, the vesting of all unvested equity awards granted to Mr. Dixon will accelerate in full in the event Mr. Dixon is terminated without cause or Mr. Dixon terminates his employment for good reason. We refer to this type of arrangement as “double trigger” acceleration. In addition, the vesting of all unvested equity awards granted to Messrs. Healy, Brewster, Moses and Cushing will accelerate in full, and the vesting of all unvested equity awards granted to Mr. Dixon will accelerate by six months, in the event of a change of control in which we are valued at $75 million or greater. We believe that this combination of double- and single-trigger equity vesting acceleration mechanisms incentivizes such named executives to achieve predetermined corporate performance objectives and rewards them for their part in increasing our value, while contemporaneously incentivizing them to maintain their employment after a friendly change of control.

In addition and pursuant to the severance agreements that we entered into with Mr. Moses upon commencement of his employment in April 2013 and with Mr. Cushing upon commencement of his employment in June 2013, in the event they are terminated other than for cause, or if they terminate their own employment for good reason, to the extent Mr. Moses or Mr. Cushing hold any equity awards under the 2007 Stock Plan, the 2014 Plan or any subsequent stock plan of the Company, such equity awards shall continue to vest for a period of six months following Mr. Moses’ or Mr. Cushing’s termination, provided that with respect to any such equity awards that are subject to performance-based vesting criteria, such vesting will occur only if such performance-based vesting criteria are achieved within six months from the date of his termination. In the event that any such equity awards that vest during such six month period include options, Mr. Moses will have three months from the date of termination of such six month period to exercise such options and Mr. Cushing will have three days from the date of termination of such six month period to exercise such options. At the end of such three month or three day period, as applicable, such options shall terminate.

Any severance amount payable to a named executive is contingent on such named executive’s execution of a mutual release of claims with the Company. Our severance and change of control provisions for our named executives and the definitions of cause, good reason, and change of control are summarized below under “Potential Payments Upon Termination or Change of Control.” Our analysis of our severance and change of control provisions indicates that they are standard and in the market range of such terms for similarly situated named executives.

Executive Compensation

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2014, 2013 and 2012 to (1) our chief executive officer, (2) our chief financial officer, and (3) our three most highly compensated executive officers, other than our chief executive officer and chief financial officer, during fiscal 2014.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Timothy Healy	2014	602,308		2,577,500		474,300	(3)	7,860	3,661,968
Chairman	2013	602,931		2,934,200		99,995	(4)	2,740	3,639,866
and Chief Executive Officer	2012	411,588		1,662,400	(5)	65,000	(6)	—	2,138,988

David Brewster	2014	527,019		1,823,921		390,600	(3)	1,452	2,742,992
President	2013	527,489		1,898,600		158,755	(4)	2,971	2,587,814
	2012	356,376		820,575	(5)	176,875	(6)	—	1,353,826

Neil Moses	2014	496,904		1,679,932		358,280		13,532	2,548,648
Chief Operating Officer and Chief Financial Officer	2013	346,500		2,625,600		275,068	(7)	13,175	3,260,344

Gregg Dixon	2014	326,908		1,439,936		332,588		3,103	2,102,534
Senior Vice President of	2013	83,488	(8)	1,707,090	(8)	45,245	(4)	3,721	1,839,544
Global Sales	2012	266,030		968,300	(5)	45,250	(6)	—	1,279,580

Matthew Cushing	2014	326,250		479,972		161,125		2,740	970,087
Vice President and General Counsel	2013	170,000		467,280		91,101	(7)	2,625	731,006

(1)	These amounts represent the aggregate grant date fair value for stock awards and option awards for fiscal years 2014, 2013, and 2012, respectively, computed in accordance with Accounting Standards Codification 718, Stock Compensation, or ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Notes 1 and 12 to our audited consolidated financial statements included in our 2014 Form 10-K. See also our discussion in our 2014 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”

(2)	Amounts include 401(k) matching contributions, fuel efficient car benefits, tax planning benefits, and life insurance premiums, as applicable. The 2014 total for Mr. Moses includes a $10,000 tax planning benefit, $2,500 401(k) match and $1,032 in life insurance premiums.

(3)	Mr. Healy received, pursuant to the terms of his amended employment agreement, and Mr. Brewster elected to receive, 100% of their respective 2014 bonus amounts in fully vested shares of our common stock granted on the third business day after our fiscal 2014 earnings call, or March 3, 2015, for the number of shares obtained by dividing the dollar value of their respective 2014 bonus amounts by our closing stock price on such date, rounded down to the nearest share.

(4)	In February 2013, the compensation committee approved an increase in Messrs. Healy’s, Brewster’s, and Dixon’s base salaries and an increase in Mr. Brewster’s target bonus amounts. Each of Messrs. Healy, Brewster and Dixon elected to receive 100%, 0%, and 100%, respectively, of the increased 2013 performance-based target bonus amount above the 2013 performance-based target bonus amounts in shares of our common stock (which amounts are included as Non-Equity Incentive Plan Compensation given that they were expected to be paid in cash and therefore accrued under Accounting Standards Codification 710, Compensation—General, or ASC 710), with the remainder of the excess of Mr. Brewster’s amount being paid in cash.

(5)	Each of Messrs. Healy, Brewster, and Dixon received 100%, 50% and 100%, respectively, of his 2012 performance-based target bonus amount under the 2012 bonus plan in restricted shares of our common stock, which were issued under the 2007 Stock Plan and granted on March 1, 2012. Each of Messrs. Healy, Brewster, and Dixon received 100%, respectively, of his 2013 performance-based target bonus amount under the 2013 bonus plan in restricted shares of our common stock, which were issued under the 2007 Stock Plan and granted on March 1, 2012. The performance-based restricted stock award associated with the (a) 2012 bonus plan became fully vested following certification by the compensation committee of the achievement of certain predetermined corporate performance objectives applicable to fiscal 2012, which certification was finalized in February 2013, and (b) 2013 bonus plan became fully vested following certification by the compensation committee of the achievement of certain predetermined corporate performance objectives applicable to fiscal 2013, which certification was finalized in February 2014.

(6)	On February 12, 2013, the compensation committee determined that we achieved more than 100% of certain predetermined corporate performance objectives in connection with the 2012 bonus plan and therefore made the determination to pay each named executive more than 100% of his respective 2012 performance-based target bonus amount. Each of Messrs. Healy, Brewster and Dixon elected to receive 100%, 25% and 100%, respectively, of the excess 2012 performance-based bonus amounts above the 2012 performance-based target bonus amounts resulting from this achievement in shares of our common stock (which amounts are included as Non-Equity Incentive Plan Compensation given that they were expected to be paid in cash and therefore accrued under ASC 710), with the remainder of the excess of each Mr. Brewster’s amount being paid in cash.

(7)	The amounts shown were paid to each of Messrs. Moses and Cushing in March 2014 under the 2013 bonus plan.

(8)	Mr. Dixon elected to participate in the 2013 salary-for-equity program and he was granted 20,338 shares of restricted stock in exchange for $240,000 of his salary.

Grants of Plan-Based Awards in Fiscal 2014

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during fiscal 2014 to each of our named executives.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) Target	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards ($)(1)
Timothy Healy	2/19/14	2/10/14	—	4,566	(2)	99,995
	3/17/14	3/12/14	—	125,000	(3)	2,577,500
David Brewster	3/17/14	3/12/14	—	88,454	(3)	1,823,921
Neil Moses	3/17/14	3/12/14	—	81,471	(3)	1,679,932
Gregg Dixon	2/19/14	2/10/14	—	2,066	(2)	45,245
	3/17/14	3/12/14	—	69,832	(3)	1,439,936
Matthew Cushing	3/17/14	3/12/14	—	23,277	(3)	479,972

(1)	Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation please see Notes 1 and 12 to our audited consolidated financial statements included in our 2014 Form 10-K. See also our discussion in our 2014 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”

(2)	Each of Messrs. Healy and Dixon elected to receive 100% of his 2013 incremental performance-based target bonus amount under the 2014 bonus plan in restricted shares of our common stock, which were issued under the 2007 Stock Plan and granted on February 19, 2014.

(3)	Represents a restricted stock award granted to the named executive.

Employment Agreements

Timothy Healy.    Pursuant to Mr. Healy’s second amended and restated employment agreement dated March 1, 2010, as amended, in effect as of December 31, 2014, and actions taken by the compensation committee, Mr. Healy was eligible to receive an annual base salary of $600,000 per year.

David Brewster.    Pursuant to Mr. Brewster’s second amended and restated employment agreement dated March 1, 2010, in effect as of December 31, 2014, and actions taken by the compensation committee, Mr. Brewster was eligible to receive an annual base salary of $525,000 per year.

For a more detailed discussion of these employment agreements, see the section below titled “Potential Payments Upon Termination or Change of Control.”

2014 Executive Bonus Plan

In December 2013, our compensation committee recommended to our board of directors, and our board of directors approved, our 2014 executive bonus plan, or the 2014 bonus plan. Pursuant to the 2014 bonus plan, the 2014 annual performance-based bonus amount for each named executive would be determined based upon our achievement of certain predetermined corporate performance objectives and targets approved by the board of directors. For 2014, the targets consisted of specified threshold levels of revenue and adjusted EBITDA targets applicable to fiscal 2014, which we refer as the 2014 targets and are described above under “Annual Performance-Based Bonus Awards.” The 2014 targets were to be foreign exchange neutral as determined in accordance with the 2014 operating plan approved by our board of directors and adjusted to account for any future mergers or acquisitions by the Company. Our board of directors deemed these financial measurements as the best way to measure our corporate performance in fiscal 2014 and, if these measurements were achieved, that the likely result would be an increase in long-term stockholder value.

Should the named executive remain employed by the Company and upon achievement of the applicable corporate performance objectives, the 2014 bonus amount for the named executives will be payable in cash or shares of common stock of the Company, subsequent to the certification of the achievement of the 2014 targets by the compensation committee, which certification occurred on February 26, 2015, except for our chairman and chief executive officer, who received his 2014 bonus amount in shares of common stock following the certification described above pursuant to the terms of his employment agreement.

Fiscal 2014 Equity Awards

All of the restricted stock awards disclosed in the Grants of Plan-Based Awards table were issued under the 2007 Stock Plan. Subject to the terms of the 2007 Stock Plan and the restricted stock agreements issued in connection with these grants, all of the restricted stock awards granted in fiscal 2014 vest over a four-year period, at a rate of 25% following certification by our compensation committee of the achievement of certain predetermined annual corporate performance objectives, which certification was finalized on February 26, 2015, and quarterly thereafter, subject to each named executive’s continued employment. Some of our restricted stock awards may vest upon certain changes of control and others may vest upon a termination or a termination following a change of control as discussed below under “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards At Fiscal Year-End

The following table shows stock options, unvested restricted stock unit awards and unvested restricted stock awards outstanding on December 31, 2014, the last day of fiscal 2014, held by each of the named executives.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options, Exercisable		Number of Securities Underlying Unexercised Options, Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Timothy Healy	25,000		—	38.13	6/29/17
	42,342	(2)	—	11.55	2/12/15
	100,000		—	28.59	2/17/16
						21,250	(3)	328,313
						33,750	(4)	521,438
						95,625	(5)	1,477,406
						125,000	(6)	1,931,250
David Brewster	10,140	(2)	—	0.35	1/11/15
	7,428		—	0.51	5/11/16
	88,466		—	0.51	12/7/16
	2,920		—	7.54	2/7/17
	20,000		—	38.13	6/29/17
	34,000	(2)	—	11.55	2/12/15
	53,000		—	28.59	2/17/16
						11,250	(3)	173,813
						16,875	(4)	260,719
						61,875	(5)	955,969
						88,454	(6)	1,366,614
Neil Moses	—		—	—	—	100,000	(7)	1,545,000
						81,471	(6)	1,258,727
Gregg Dixon	11,342	(2)	—	11.55	2/12/15
						10,000	(3)	154,500
						14,375	(4)	222,094
						47,811	(5)	738,680
						69,832	(6)	1,078,904
Matthew Cushing	—		—	—	—	22,500	(8)	347,625
						23,277	(6)	359,630

(1)	Assumes a price per share of our common stock of $15.45, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2014.

(2)	These option awards were exercised in 2015 prior to their expiration date.

(3)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on February 22, 2012 and lapses as to an additional 25% of the shares per year thereafter.

(4)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on March 1, 2013 and lapses as to an additional 6.25% of the shares per quarter thereafter.

(5)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on February 15, 2014 and lapses as to an additional 6.25% of the shares per quarter thereafter.

(6)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on March 1, 2015 and lapses as to an additional 6.25% of the shares per quarter thereafter.

(7)	This restricted stock is subject to our lapsing repurchase right, which will lapse as to approximately 25% of the shares on April 22, 2014 and lapses as to an additional 6.25% of the shares per quarter thereafter.

(8)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on June 11, 2014 and lapses as to an additional 6.25% of the shares per quarter thereafter.

Option Exercises and Stock Vested in Fiscal 2014

The following table shows information regarding exercises of options to purchase shares of our common stock and vesting of restricted stock and restricted stock unit awards held by each named executive during fiscal 2014. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock on the date the options were exercised. The value realized on vesting of restricted stock and restricted stock unit awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Timothy Healy	8,658	21,472	192,255	3,986,784(3)
David Brewster	—	—	113,759	2,357,198(4)
Neil Moses	—	—	60,000	1,273,500(5)
Gregg Dixon	17,604	182,906	117,989	2,446,440(6)
Matthew Cushing	—	—	13,500	239,468(7)

(1)	The amount shown in this column does not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of options. The amount shown represents the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	The value realized is calculated by multiplying the number of vested shares or units by the closing price of our common stock on The NASDAQ Global Market on the applicable vesting date.

(3)	This amount includes 8,189 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $275,789.

(4)	This amount includes 4,832 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $162,711.

(5)	This amount includes 24,511 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $513,841.

(6)	This amount includes 42,924 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $1,014,052.

(7)	This amount includes 4,394 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $77,943.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into agreements that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive assuming that certain termination or change of control events occur. The tables assume that each event occurred on December 31, 2014, the last day of fiscal 2014, and reflects salaries and bonuses payable on that date. For purposes of the tables below, we have assumed a price per share of our common stock of $15.45, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2014.

Timothy Healy, Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$996,000	(1)	$0
Performance-Based Target Bonus	$846,600	(2)	$0
Acceleration of Vesting of Equity	N/A		100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A		N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A		275,625 shares $4,258,406
Post-Term Benefits	$28,227		N/A
Total:	$1,870,827		$4,258,406

(1)	Amount equals 1.66 times Mr. Healy’s annual base salary in effect on December 31, 2014.

(2)	Amount equals 1.66 times Mr. Healy’s annual performance-based target bonus in effect on December 31, 2014.

Pursuant to our second amended and restated employment agreement with Mr. Healy in effect on December 31, 2014, as amended, which we refer to as the Healy agreement, if Mr. Healy’s employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Healy agreement, if Mr. Healy’s employment is terminated by us without cause or by Mr. Healy for good reason, we are required to pay him over 20 months an amount equal to 1.66 times the amount of his annual base salary and his annual performance-based target bonus amount in effect on the date of such termination in equal monthly installments. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Healy was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Healy under any insurance plans, we are required to pay Mr. Healy such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, pursuant to the Healy agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Healy’s unvested equity awards shall become immediately vested and exercisable.

Under the Healy agreement, good reason means: (i) a substantial reduction in Mr. Healy’s then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Healy’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Healy agreement, without his consent. Under the Healy agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Healy’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Healy of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Healy’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Healy’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under the Healy agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

David Brewster, President

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$871,500	(1)	$0
Performance-Based Target Bonus	$697,200	(2)	$0
Acceleration of Vesting of Equity	N/A		100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A		N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A		178,454 shares $2,757,114
Post-Term Benefits	$28,227		N/A
Total:	$1,596,927		$2,757,114

(1)	Amount equals 1.66 times Mr. Brewster’s annual base salary in effect on December 31, 2014.

(2)	Amount equals 1.66 times Mr. Brewster’s annual performance-based target bonus in effect on December 31, 2014.

Pursuant to our second amended and restated employment agreement with Mr. Brewster in effect on December 31, 2014, which we refer to as the Brewster agreement, if Mr. Brewster’s employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Brewster agreement, if Mr. Brewster’s employment is terminated by us without cause or by Mr. Brewster for good reason, we are required to pay him over 20 months an amount equal to 1.66 times the amount of his annual base salary and his annual performance-based target bonus amount in effect on the date of such termination in equal monthly installments. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Brewster was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Brewster under any insurance plans, we are required to pay Mr. Brewster such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. Pursuant to the Brewster agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Brewster’s unvested equity awards shall become immediately vested and exercisable.

Under the Brewster agreement, good reason means: (i) a substantial reduction in Mr. Brewster’s then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Brewster’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Brewster agreement, without his consent. Under the Brewster agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Brewster’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Brewster of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Brewster’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Brewster’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under the Brewster agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

Neil Moses, Chief Operating Officer and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$495,000(1)	$0
Performance-Based Target Bonus	$396,000(2)	$0
Acceleration of Vesting of Equity	Vesting of all equity awards that would otherwise vest in the six months following termination	100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	45,460 shares $702,357	181,471 shares $2,803,727
Post-Term Benefits	$20,129	N/A
Total:	$1,613,486	$2,803,727

(1)	Amount equals twelve months of annual base salary.

(2)	Amount equals the annual performance-based target bonus.

In connection with the commencement of Mr. Moses’ employment, we also entered into a severance agreement with Mr. Moses, which was in effect on December 31, 2014 and which we refer to as the Moses agreement. Pursuant to the terms of the Moses agreement, if Mr. Moses’ employment is terminated by us without cause or by Mr. Moses for good reason, we are required to pay him in twelve equal monthly installments an amount equal to 100% of his then-current annual base salary and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of twelve months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Moses was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Moses under any insurance plans, we are required to pay Mr. Moses such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, in the event of such a termination, to the extent Mr. Moses holds any equity awards subject to future performance vesting under the 2007 Stock Plan or any subsequent stock plan of the Company, such performance-based equity awards shall remain in effect for a period of six months following Mr. Moses’ termination and Mr. Moses will vest with respect to such performance-based equity awards if the applicable performance-based vesting criteria are achieved within six months from the date of his termination. In the event that any such performance-based equity awards that vest during such six month period includes performance-based options, Mr. Moses will have three months from the date of being notified of the vesting of such performance-based options to exercise such options. At the end of such three month period, such options shall terminate. In the event that Mr. Moses has any equity awards that vest based on time, if the Company terminates Mr. Moses without cause or if Mr. Moses terminates for good reason, then the vesting of such time-based equity awards shall be accelerated by six months as of the date of such termination and Mr. Moses shall have three months from the termination date to exercise any such time-based equity awards that are stock options. In the event of a change of control event in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Moses’ unvested equity awards shall be fully accelerated on the closing of such event.

Gregg Dixon, Senior Vice President of Global Sales

	Termination	Change of Control
Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason
Base Salary	$325,000(1)	$0	$325,000(1)
Performance-Based Target Bonus	$373,750(2)	$0	$373,750(2)
Acceleration of Vesting of Equity	N/A	Immediate vesting of equity awards that would otherwise vest in the six months following change of control	Immediate vesting of 100% of all equity awards
Number of Stock Options and Value upon Termination	N/A	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A	48,199 shares $744,675	142,018 shares $2,194,178
Post-Term Benefits	$16,936	N/A	$16,936
Total:	$715,686	$744,675	$2,909,864

(1)	Amount equals twelve months of annual base salary.

(2)	Amount equals the annual performance-based target bonus.

Pursuant to our severance agreement with Mr. Dixon in effect on December 31, 2014, which we refer to as the Dixon agreement, if Mr. Dixon’s employment is terminated by us without cause or by Mr. Dixon for good reason, we are required to pay him in twelve equal monthly installments an amount equal to 100% of his then-current annual base salary and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of twelve months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Dixon was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Dixon under any insurance plans, we are required to pay Mr. Dixon such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Dixon’s employment is terminated by us without cause or by Mr. Dixon for good reason following a change of control, the number of equity awards equal to 100% of the unvested equity awards granted to Mr. Dixon shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Dixon’s unvested equity awards shall be accelerated by six months, subject to the further acceleration provisions of the Dixon agreement.

Matthew Cushing, Vice President and General Counsel

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$162,500(1)	$0
Performance-Based Target Bonus	$81,250(2)	$0
Acceleration of Vesting of Equity	Vesting of all equity awards that would otherwise vest in the six months following termination	100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	11,774 shares $181,908	45,777 shares $707,255
Post-Term Benefits	$8,468	N/A
Total:	$434,126	$707,255

(1)	Amount equals six months of annual base salary.

(2)	Amount equals 50% of the annual performance-based target bonus.

In connection with the commencement of Mr. Cushing’s employment, we also entered into a severance agreement with Mr. Cushing, which was in effect on December 31, 2013 and which we refer to as the Cushing agreement. Pursuant to the terms of the Cushing agreement, if Mr. Cushing’s employment is terminated by us without cause or by Mr. Cushing for good reason, we are required to pay him in six equal monthly installments an amount equal to 50% of his then-current annual base salary and 50% of his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of six months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Cushing was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Cushing under any insurance plans, we are required to pay Mr. Cushing such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, in the event of such a termination, to the extent Mr. Cushing holds any equity awards subject to future vesting under the 2007 Stock Plan or any subsequent stock plan of the Company, such equity awards will continue to vest for a period of six months from the date of his termination, provided that with respect to any such equity awards that are subject to performance-based vesting criteria, such vesting will occur only if such performance-based vesting criteria are achieved within six months from the date of his termination. In the event that any such equity awards that vest during such six month period includes options, Mr. Cushing will have three business days from the date of termination of such six month period to exercise such options. In the event of a change of control event in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Cushing’s unvested equity awards shall be fully accelerated on the closing of such event.

Certain Definitions Under Termination of Employment and Change of Control Arrangements

Under our severance agreements with Messrs. Moses, Dixon and Cushing, good reason includes (i) a substantial reduction in the named executive’s then current base salary, without the named executive’s consent; or (ii) material and continuing diminution of the named executive’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the respective severance agreement without the named executive’s consent. In addition, under the Cushing agreement, good reason also includes (i) relocation of Mr. Cushing’s principal place of employment 50 miles or more outside of downtown Boston, Massachusetts or (ii) the Company’s material breach of any written agreement between the Company and Mr. Cushing. Under the severance agreements with Messrs. Moses, Dixon and Cushing, cause includes: (i) willful failure to perform, or gross negligence in the performance of, the named executive’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by the named executive of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) the named executive’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) the named executive’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under our severance agreements with Messrs. Moses and Dixon, change of control includes (i) the sale of all or substantially all of our assets or our issued and outstanding capital stock; or (ii) merger or consolidation involving us in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation. Under the Cushing agreement, change of control includes (i) the sale of all or substantially all of our assets or more than 50% of our issued and outstanding capital stock; or (ii) merger or consolidation involving us in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

Non-Employee Director Compensation in Fiscal 2014

The following table shows the total compensation paid or accrued during fiscal 2014 to each of our non-employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Name
Kirk Arnold(2)	0	254,580(3)	254,580
James Baum	70,000	137,379(4)	207,379
Arthur Coviello	95,000	137,379(5)	232,379
Richard Dieter	82,500	137,379(6)	219,879
TJ Glauthier	80,000	137,379(7)	217,379
Peter Gyenes	72,500	137,379(8)	209,879

(1)	These amounts represent the aggregate grant date fair value for stock awards granted in fiscal 2014 computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Notes 1 and 9 to our audited consolidated financial statements included in our 2014 Form 10-K. See also our discussion in our 2014 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”

(2)	Ms. Arnold was elected to our board of directors on December 12, 2014.

(3)	On December 17, 2014, Ms. Arnold was granted a restricted stock award of 16,972 shares of our common stock, the grant date fair value of which was $15.00, in connection with her initial appointment to the board of directors. The restricted shares awarded vest over a three year period at a rate of 8.33% per quarter. As of December 31, 2014, the last day of fiscal 2014, all 16,972 shares of common stock subject to this restricted stock award were unvested.

(4)	On February 19, 2014, Mr. Baum was granted a fully-vested stock award of 6,273 shares of our common stock, the grant date fair value of which was $21.90 in connection with the annual equity grant to directors.

(5)	On February 19, 2014, Mr. Coviello was granted a fully-vested stock award of 6,273 shares of our common stock, the grant date fair value of which was $21.90 in connection with the annual equity grant to directors. As of December 31, 2014, the last day of fiscal 2014, Mr. Coviello held options to purchase 6,000 shares of our common stock, all of which were vested.

(6)	On February 19, 2014, Mr. Dieter was granted a fully-vested stock award of 6,273 shares of our common stock, the grant date fair value of which was $21.90 in connection with the annual equity grant to directors. As of December 31, 2014, the last day of fiscal 2014, Mr. Dieter held options to purchase 6,000 shares of common stock, all of which were vested.

(7)	On February 19, 2014, Mr. Glauthier was granted a fully-vested stock award of 6,273 shares of our common stock, the grant date fair value of which was $21.90 in connection with the annual equity grant to directors. As of December 31, 2014, the last day of fiscal 2014, Mr. Glauthier held options to purchase 23,784 shares of common stock, all of which were vested.

(8)	On February 19, 2014, Mr. Gyenes was granted a fully-vested stock award of 6,273 shares of our common stock, the grant date fair value of which was $21.90 in connection with the annual equity grant to directors.

Non-Employee Director Compensation Policy

At the meeting of our compensation committee that was held in February 2014, our compensation committee recommended, and our board of directors approved, our fourth amended and restated non-employee director compensation policy, or the amended director compensation policy, which established compensation to be paid to our non-employee directors in order to provide an inducement to obtain and retain the services of qualified persons to serve as members of our board of directors. The amended director compensation policy was applicable to all compensation, including equity compensation, paid to, or earned by, our non-employee directors in fiscal 2014 for their service as directors, including as members of the various committees of our board of directors.

The amended director compensation policy is intended to maintain non-employee director compensation amounts in line with approximately the 75th percentile of the director market consensus, as defined below, and to attract and retain qualified directors. The specific market consensus and accompanying analysis were prepared by Towers Watson. Specifically, in February 2014, our compensation committee engaged Towers Watson to conduct a review and analysis of our non-employee director compensation program, which we refer to as the 2014 Towers Watson board report. In connection with this review, Towers Watson provided a comprehensive report consisting of market data and analysis, which we refer to as the director market consensus, in making compensation recommendations with respect to our non-employee directors. Our compensation committee considered the 2014 Towers Watson board report, which allowed the compensation committee to better understand where our non-employee directors’ compensation packages stood relative to other similarly situated directors in the same peer group that our compensation committee used when evaluating our named executives’ compensation for fiscal 2014, in order to make its non-employee director compensation recommendations to our board of directors in February 2014.

Pursuant to the amended director compensation policy in effect during fiscal 2014 and upon his or her initial appointment to our board of directors, each non-employee director who is not associated with our principal stockholders receives such number of shares of restricted stock, restricted stock units and/or a non-qualified stock option to purchase such number of shares of our common stock as determined by the compensation committee of the board of directors on the date of grant in accordance with the fair value model, using the average closing price of our common stock as quoted on such exchange or market on which our common stock is listed for the thirty trading days preceding the date of grant. These restricted stock, restricted stock unit and/or stock option awards, which we refer to as the initial director grants, vest over a three-year period, at a rate of 8.33% per quarter. Any vested and unexercised stock options granted pursuant to the amended director compensation policy will terminate on the earlier of seven years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director’s death or disability. Any unvested restricted stock or restricted stock unit award granted pursuant to the amended director compensation policy will be immediately forfeited to the Company if the recipient ceases to serve as a director, except in the case of death or disability, in which event any restricted stock or restricted stock units that remain subject to forfeiture provisions that lapse periodically shall continue to vest to the extent of a pro rata portion of the restricted stock or restricted stock units subject to the grant through the date of the recipient’s death or disability as would have vested had such recipient not died or become disabled. The exercise price of any stock option granted pursuant to the amended director compensation policy is equal to the fair market value of our common stock on the date of grant.

In the event of a change of control (as defined below), the vesting of all outstanding restricted shares, restricted stock units and/or options granted after February 2014 to each non-employee director will be accelerated in full. Under the amended director policy, change of control means: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the board of directors does not approve; (ii) a merger or consolidation of the Company whether or not approved by the board of directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) a change in the composition of the board of directors, as a result of which fewer than a majority of the directors are incumbent directors, which means directors who either (A) are directors of the Company as of the Company’s 2013 annual meeting of stockholders, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

In addition, under the amended director compensation policy in effect during fiscal 2014, each non-employee director who is not associated with our principal stockholders was compensated during fiscal 2014 as follows:

•

a fully vested stock award valued at $135,000, which was recommended by the compensation committee and approved by the board of directors in February 2014 and that translated to an award of 6,273 shares of our Common Stock, based on the average closing price of our Common Stock for the thirty trading days preceding the grant date; and

•	a $50,000 annual cash retainer fee payable in arrears in equal installments on a quarterly basis.

The amended director compensation policy does not provide compensation to our non-employee directors for attendance at committee meetings or meetings of the board of directors.

In addition, under the amended director compensation policy in effect during fiscal 2014 our lead independent director and the chairman and members of our audit, compensation, nominating and governance, and mergers and acquisitions committees who are not employees and not associated with our principal stockholders are entitled to receive annual cash retainer fees payable in arrears in equal installments on a quarterly basis as follows:

Role	Annual Fees— Chairman ($)	Annual Fees— Other Members ($)
Audit Committee	20,000	10,000
Compensation Committee	15,000	7,500
Nominating and Governance Committee	10,000	5,000
Mergers and Acquisitions Committee	10,000	5,000
Technology Committee	10,000	5,000

Role	Annual Fees ($)
Lead Independent Director	20,000

In addition, the amended director compensation policy in effect during fiscal 2014 includes certain share retention and ownership guidelines. The share retention and ownership guidelines provide that within four years of the date the guidelines became effective, or within four years after becoming a director, each director shall own a number of restricted and unrestricted shares valued at no less than four times the basic retainer fee. The shares subject to the share retention and ownership guidelines for each director will be valued on the first day of each fiscal year based on the average closing price of a share of our common stock for the previous fiscal year. The compensation committee is responsible for monitoring compliance with the share retention and ownership guidelines. Shares that count toward the ownership target for each director include all shares directly or beneficially owned by the director, unvested restricted stock (restricted stock will be applied toward the ownership requirements based on the value of restricted stock after taking into account any required share withholding) and shares of our common stock purchased on the open market.

We have reimbursed and will continue to reimburse our non-employee directors who are not affiliated with our principal stockholders for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

2015 Non-Employee Director Compensation

The compensation committee has a policy of evaluating compensation for the non-employee directors on a biennial basis, which evaluation was performed in fiscal 2014 and is scheduled to be evaluated again in fiscal 2016. In February 2015, the committee discussed current director compensation trends with its independent compensation consultant and determined that it was appropriate to leave all director compensation levels consistent with those in effect in fiscal 2014. The Compensation Committee decided to make the annual non-employee director equity awards near the time of the annual meeting to align with director elections.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed our executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices, as well as program analysis, to identify risk and risk control related to the programs. We utilize a compensation structure consisting of base salary, performance-based bonus awards, equity awards and other benefits that are generally uniform in design and operation throughout the Company and with all levels of employees. Our compensation policies and practices are centrally designed and administered, and are substantially identical for all of our employees except for our sales personnel, who are paid primarily on a sales commission basis. In addition, our compensation policies are designed so that the compensation mix is not overly focused on either short-term or long-term incentives.

Our performance-based compensation is based on a balanced set of company-related metrics. These company-related metrics include our achievement of certain financial targets applicable to a certain fiscal year, as set by our board of directors. Performance-based compensation is paid, and in the case of equity awards, vest, only after the compensation committee has reviewed the financial results for the performance year. Our long-term incentives are primarily based on stock appreciation, which aligns employees’ long-term interests with those of our stockholders and generally encourage a long-term view.

Our executive compensation policies and practices are overseen by the compensation committee, which is comprised of independent directors. Management discussed our risk assessment process regarding our compensation programs with the compensation committee and the full board of directors, which agreed with management’s conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

In making compensation decisions affecting our named executives, the compensation committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the compensation committee considers the requirements and the impact of Section 162(m) of the code, or Section 162(m), which generally disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and certain other highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). While the compensation committee is mindful of deductibility for tax purposes of the named executives’ compensation, the compensation committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the compensation committee has not adopted a policy that requires that compensation be deductible and approval of compensation, including the grant of stock options or other “performance-based compensation” to our executive officers, by the compensation committee is not a guarantee of deductibility under Section 162(m). The compensation committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders.

In accordance with generally accepted accounting standards, stock-based compensation cost for awards granted to employees is measured at grant date, based on the estimated fair value of the awards, and is recognized as an expense ratably over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

COMPENSATION COMMITTEE REPORT6

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our 2014 Form 10-K.

Members of the EnerNOC, Inc. Compensation Committee TJ Glauthier (Chair) Richard Dieter Peter Gyenes

6 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s 2014 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF AUDIT COMMITTEE7

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the board of directors, which is available in the “Corporate Governance” section of the “Investors” section of our website at www.enernoc.com. The audit committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2014, the audit committee took the following actions:

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Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management and Ernst & Young LLP, including a discussion on the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	Discussed with the independent auditors matters required to be discussed under the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees; and

•

Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Rule 3526 of the Public Company Accounting Oversight Board. The audit committee further discussed with Ernst & Young LLP its independence. The audit committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements, discussions with management and discussions with, and written disclosures from Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Members of the EnerNOC, Inc. Audit Committee Richard Dieter (Chair) Arthur Coviello TJ Glauthier

7 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s 2014 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO—APPROVAL OF THE FLEXIBLE SETTLEMENT FEATURE IN CONNECTION WITH THE POTENTIAL CONVERSION OF OUR CONVERTIBLE SENIOR NOTES

Background and Reason for Seeking Stockholder Approval

On August 18, 2014, we issued Convertible Senior Notes (the “Notes”) in a private offering to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes pay interest at a rate of 2.25% and are due in 2019. The aggregate principal amount of the Notes was $160 million, of which our net proceeds after expenses were approximately $155.3 million. We intend to use the proceeds for working capital, additional repurchases of our common stock, and other general corporate purposes, which may include the expansion of our current business through acquisitions of, or investments in, other businesses, products, product rights or technologies.

The Notes are convertible into shares of our common stock at an initial conversion rate of 36.0933 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $27.71 per share. The initial conversion price represents a 40% premium to the $19.79 per share closing price of our common stock on August 12, 2014, the date we priced the offering of the Notes. The conversion right begins on February 15, 2019, or earlier upon the occurrence of certain specified events or the satisfaction of certain conditions. Additional information regarding the terms of the Notes is below under “Summary of Terms and Conditions of the Notes.”

Under the terms of the Notes, conversions of the Notes may only be settled in shares of our common stock. However, under the terms of the Notes, we will have the option to settle conversions of the Notes in cash, shares of our common stock, or through any combination of cash and common stock, at our election. This option (referred to as “flexible settlement” in this proxy statement) is available only if we first obtain stockholder approval in accordance with the requirements of Rule 5635 of the NASDAQ listing standards. Under Rule 5635 of the NASDAQ listing standards, we are required to obtain stockholder approval prior to issuance of securities in a transaction other than a public offering involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of our common stock outstanding before the issuance at a price less than the greater of book or market value of our common stock. Although the conversion price for the notes was greater than the greater of book or market value of our common stock at the time we issued the notes, NASDAQ took the position at that time that the flexible settlement feature could result in the issuance of common stock at below the greater of book or market value. As a result, in order to avoid obtaining stockholder vote prior to the issuance of the Notes, the terms of the Notes do not allow for flexible settlement until we have obtained the requisite stockholder approval.

Reason for Stockholder Approval

Our board of directors believes the flexible settlement feature will benefit our stockholders by providing us with financial flexibility in the conversion of the Notes. This flexibility will allow us to use the settlement method that is in the best interests of us and our stockholders at the time of conversion. Following approval of the flexible settlement feature, we will have broad discretion to settle conversions of the Notes in cash, shares of our common stock, or through any combination of cash and common stock, at our election. The use of our common stock to settle conversions could cause substantial dilution to your ownership of the Company and could materially adversely impact our earnings per share (though no more dilution than would be applicable if we did not have the right to use the flexible settlement feature and were forced to settle the conversion entirely in common stock). The use of our cash to settle conversions could materially adversely affect our liquidity. We intend to be prudent in determining the most appropriate manner to settle conversions under the Notes.

Required Vote and Board of Directors Recommendation

The terms of the Notes do not require us to seek stockholder approval of the flexible settlement feature, and we will not incur any penalties under the Notes if our stockholders do not approve the flexible settlement feature.

However, under the terms of the Notes as a condition to the flexible settlement feature, we are required to obtain stockholder vote in accordance with Rule 5635 of the NASDAQ listing standard, which would require the affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively on the proposal to approve the flexible settlement feature in connection with the potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of our common stock outstanding before the issuance at a price less than the greater of book or market value of our common stock. Abstentions will have no effect on the results of this vote. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF THE FLEXIBLE SETTLEMENT FEATURE IN CONNECTION WITH THE CONVERSION OF THE NOTES.

Summary of Terms and Conditions of the Notes

Below is a summary of the terms and conditions of the Notes. The following summary contains basic information about the Notes and is not a complete description of the Notes. Stockholders should read the indenture, included as Exhibit 4.1 to the Current Report on Form 8-K filed by us on August 18, 2014, for a more detailed account of the terms and conditions of the Notes. Copies of these documents also are available from us upon request.

Maturity; Interest. The Notes will mature on August 15, 2019, unless earlier converted or repurchased by us. The Notes will bear interest at a rate of 2.25% per annum, payable semi-annually in arrears, commencing on February 15, 2015.

Ranking. All payments due under the Notes will be unsecured and unsubordinated obligations of ours and will rank senior in right of payment to any indebtedness that is expressly subordinated to the Notes; rank equal in right of payment to any of our existing and future unsecured indebtedness that is not so subordinated; be effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

Conversion Right. Prior to the close of business on the business day immediately preceding February 15, 2019, holders may convert the Notes only if one or more of the following conditions has been satisfied:

•

during any fiscal quarter (and only during such fiscal quarter) commencing after September 30, 2014, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price for the Notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period, or the “measurement period,” in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; and

•	upon the occurrence of specified corporate transactions as set forth in the indenture.

On or after February 15, 2019, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the circumstances listed above.

The initial conversion rate of the Notes is 36.0933 shares of our common stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $27.71 per share of our common stock. The conversion rate is subject to customary anti-dilution adjustments. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the indenture), in certain circumstances, the conversion rate maybe increased by a number of additional shares for a holder that converts its Notes in connection with such make-whole fundamental change.

Conversion Settlement. Upon conversion of a Note, we will deliver for each $1,000 principal amount of converted Notes a number of shares of our common stock equal to the conversion rate (and cash in lieu of fractional shares). However, if we receive stockholder approval of the flexible settlement feature, we will settle conversions of the Note through payment or delivery, as the case may be, of cash, shares of common stock, or a combination of cash and common stock, at our election. If we receive stockholder approval of the flexible settlement feature and we elect to settle conversions through the payment of cash or payment or delivery of a combination of cash and common stock, our conversion obligation will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 60 trading day observation period.

Obligation to Purchase. Upon the occurrence of a “fundamental change” (as defined in the indenture), subject to certain conditions, holders of the Notes may require us to purchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any then accrued, but unpaid, interest.

No Redemption. We may not redeem the Notes prior to the maturity date. No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

Accounting Effect on Reported Financial Results

Because the notes are potentially subject to flexible settlement, the applicable accounting standards require that we separately account for the liability and equity components of the Notes in a manner that reflects our economic interest cost. The applicable accounting standards require the liability component to be initially recognized in an amount equal to the fair value of similar nonconvertible debt and the difference between the proceeds of the Notes and the value allocated to the liability component is recorded as the initial carrying amount of the equity component (i.e., the conversion option). Accordingly, we estimated the fair value of the Notes without the conversion feature as of the date of issuance using a discounted cash flow technique, which we recorded as a liability. We then recorded the equity component as additional paid in capital, which we will treat as original issue discount and amortize as interest over the term of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the Notes to their face amount over the term of the Notes. We will report lower net income in our financial results because of this additional non-cash interest expense. The receipt of stockholder approval of the flexible settlement feature will not impact the foregoing accounting treatment.

However, if the stockholders approve the flexible settlement feature and this flexible settlement feature is triggered, even if holders do not elect to convert their Notes, we could be required under applicable accounting standards to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of net working capital.

Under the applicable accounting standards when flexible settlement is available, share settlement of the Notes is presumed for diluted earnings per share purposes; however, the presumption that conversion of the Notes will settle in common stock may be overcome if the entity controls the means of settlement and past experience or a stated policy provides a reasonable basis to believe that the contract will be partially or wholly settled in cash. Therefore, if the Notes are subject to flexible settlement, we may be eligible to account for the Notes using the “treasury stock” method of calculating diluted earnings per share, the effect of which is that the shares issuable upon conversion of convertible debt instruments are not included in the calculation of diluted earnings per share except to the extent that the conversion value of such convertible debt instruments exceeds their principal amount. However, share settlement of the Notes is currently presumed for diluted earnings per share purposes and we cannot assure that we will be able to use the “treasury stock” method in the future.

PROPOSAL THREE—APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2014 LONG-TERM INCENTIVE PLAN

We are asking you to approve an amendment and restatement of our 2014 Long-Term Incentive Plan, which we refer to in this proxy statement as the 2014 Plan, to increase the aggregate number of shares of our common stock authorized for issuance under the 2014 Plan by an additional 1,700,000 shares, which we refer to in this proxy statement as the Amended 2014 Plan. The Amended 2014 Plan does not contain any modifications, alterations or revisions of any other term or provision of our 2014 Plan. The closing sales price of our common stock on April 6, 2015 was $11.73.

The Compensation Committee approved the Amended 2014 Plan, subject to stockholder approval, and our Board recommended the Amended 2014 Plan for approval by our stockholders, in April 2015.

Our Board believes it important to our continued success that we have an adequate reserve of shares available for issuance under the Amended 2014 Plan for use in attracting, motivating and retaining qualified employees, officers, consultants and directors.

Why You Should Vote for the Amended 2014 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The board of directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, consultants and advisors. The board of directors believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, consultants and advisors, and better aligns the interests of such persons with those of our stockholders. The Amended 2014 Plan will allow the Company to continue to provide performance-based incentives to its eligible employees, consultants and advisors. Therefore, the board of directors believes that the Amended 2014 Plan is in the best interests of the Company and its stockholders and recommends a vote in favor of this Proposal Three.

We Have Experienced and Expect to Continue to Experience Substantial Growth in Our Business

Since inception, our business has grown substantially. We began by providing demand response services in one state in 2003 and have expanded to providing our portfolio of energy management applications, services and products in several regions throughout the United States, as well as internationally in Australia, Brazil, Canada, China, Germany, India, Ireland, Japan, New Zealand, South Korea and the United Kingdom. As of December 31, 2007, we had approximately 250 full time-employees, compared to approximately 1,125 full-time employees as of December 31, 2014 and approximately 1,325 full-time employees as of the record date, or April 6, 2015. As described above, our board of directors strongly believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate our employees, including our executives, and our consultants and advisors, and is a substantial contributing factor to our success and the growth of our business.

On January 5, 2015, we completed the acquisition of World Energy, an energy management technology and services provider that helps enterprises simplify the energy and procurement process through a suite of SaaS solutions. We believe this acquisition and the integration of World Energy’s software into our EIS platform will help deliver more value to our enterprise customers through enhanced technology-enabled capabilities to manage the energy procurement process.

On December 1, 2014, we acquired Pulse Energy, a leading provider in energy intelligence for utilities’ commercial customers, which helps utilities meet regulated efficiency targets, improve customer satisfaction and brand loyalty, and cross-promote other programs and services. We believe this acquisition will expand and accelerate the growth of our EIS and related solutions by extending our ability to serve our utility and energy retail customers through deep segmentation and energy analytics for small and medium-sized enterprises, as well as commercial, institutional and industrial end-users of energy.

On April 17, 2014, we acquired Entech US and Entech UK, and on May 9, 2014, we completed the acquisition of the remaining 50% ownership in Entech India, which was a joint venture between Entech US and a third party. We collectively refer to the entities acquired as Entech. We believe that the combination of Entech’s software and technology, including real-time energy data, tariffs, and monthly utility bill data on our EIS platform will now enable real-time visibility and forecasting of energy costs and empower better energy management across global enterprises.

On April 2, 2014, we acquired Universal Load Center Co., Ltd. a leading provider of demand response in South Korea. This acquisition gave us an immediate presence in South Korea and further strengthened our ability to deliver our EIS and related solutions throughout Asia.

On February 13, 2014, we acquired Dublin-based Activation Energy, the leading provider of demand response software and services in Ireland. This acquisition gave us an immediate presence in Ireland and further strengthens our ability to deliver our full suite of EIS and related solutions applications and applications throughout Europe. Activation Energy participates in the Single Electricity Market, or SEM, a capacity market that spans the island of Ireland.

Also on February 13, 2014, we acquired Entelios, a leading provider of demand response in Europe, which is headquartered in Germany. This acquisition accelerated our entry into continental Europe with Entelios’ strong team and existing relationships with leading grid operators, utilities, retailers, and commercial, institutional, and industrial customers. Germany is one of Europe’s largest potential markets for demand response and EIS and related solutions.

The Amended 2014 Plan Combines Compensation and Governance Best Practices

The Amended 2014 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Repricing is not allowed.    The Amended 2014 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Amended 2014 Plan without prior stockholder approval.

•

Stockholder approval is required for additional shares.    The Amended 2014 Plan does not contain an annual “evergreen” provision. The Amended 2014 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•

No liberal change in control provisions.    The definition of change in control in the Amended 2014 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

•

No discounted stock options or stock appreciation rights.    All stock options and stock appreciation rights granted under the Amended 2014 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Independent Compensation Committee. Our compensation committee consists entirely of independent directors.

We Manage Our Equity Award Use Carefully and Dilution Is Reasonable

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The compensation committee monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity awards necessary to attract, reward, and retain key personnel, consultants and advisors.

The following table provides certain additional information regarding our equity award program.

As of March 31, 2015
Total shares subject to outstanding stock options	625,731
Total shares subject to outstanding full value awards	2,721,471
Weighted-average exercise price per share of outstanding stock options	$19.15
Weighted-average remaining term of outstanding stock options	2.6
Total shares available for grant under the 2014 Plan	1,087,462
Total shares available for grant under other equity plans	94,517

As of April 6, 2015 (Record Date)
Total common stock outstanding	30,399,030
Closing price of common stock as reported on The NASDAQ Global Market	$11.73

The following table shows our responsible burn rate history. In the following table, “options” represents the gross number of shares subject to options granted in each year and “full value awards” represents the sum of the gross number of shares subject to all other time-based awards granted in each year (that is, restricted stock awards, restricted stock unit awards and stock awards in lieu of bonuses) and actual shares delivered pursuant to performance-based awards other than options.

Fiscal Year	2014	2013	2012
Grants under 2014 Plan
Options	6,750	—	—
Full value awards	574,722	—	—
Grants under 2007 Stock Plan
Options	1,809	4,000	10,800
Full value awards	853,193	1,625,436	692,485

Total	1,436,474	1,629,436	703,285
Weighted average common shares outstanding (basic)	27,857,026	27,774,778	26,551,234
Burn Rate	5.2%	5.9%	2.6%

In evaluating whether to approve the Amended 2014 Plan, our Compensation Committee reviewed certain management forecasts of equity awards for issuance under the Amended 2014 Plan.

2014 Plan/Amended 2014 Plan	2014 Actual	2015 Forecast	2016 Forecast	2017 Forecast
Shares Available for Award—Beginning Balance	2,668,726	1,614,502	2,419,502	1,449,502
Stockholder Approval—June 2015	—	1,700,000	—	—
Allocations
Options	(8,559)	—	—	—
Restricted Stock Awards (“RSAs”)	(1,488,003)	(1,470,000)	(1,555,000)	(1,460,000)
Stock Awards in Lieu of Bonus to CEO	(6,632)	(40,000)	(30,000)	(30,000)
Total Allocations	(1,503,194)	(1,510,000)	(1,585,000)	(1,490,000)
Adjustments
Cancellations—Add	448,970	615,000	615,000	615,000
Total Adjustments	448,970	615,000	615,000	615,000
Shares Available for Award—Ending Balance	1,614,502	2,419,502	1,449,502	574,502

In addition, our Compensation Committee reviewed certain forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These forecasts included forecasts for grants to executive and employee new hires, annual performance-based grants to existing eligible employees, stock awards in lieu of bonuses, and initial and annual grants for non-employee directors.

2014 Plan/Amended 2014 Plan	2014 Actual	2015 Forecast	2016 Forecast	2017 Forecast
Option Grants
New Hire	1,250	—	—	—
Service-Based Vesting	7,309	—	—	—
Director	—	—	—	—

Subtotal Option Grants	8,559	—	—	—
RSA Grants
New Hire	452,541	285,000	280,000	280,000
Service and Performance-Based Vesting	987,125	1,125,000	1,220,000	1,130,000
Director	48,337	60,000	55,000	50,000

Subtotal RSA Grants	1,488,003	1,470,000	1,555,000	1,460,000
Stock Awards in Lieu of Bonus to CEO	6,632	40,000	30,000	30,000

Total	1,503,194	1,510,000	1,585,000	1,490,000

The Size of Our Share Reserve Request Is Reasonable

If the Amended 2014 Plan is approved by our stockholders, we expect to have approximately 2,851,667 shares available for grant after our annual meeting (based on shares available as of April 6, 2015), which we view as necessary to provide a predictable amount of equity for attracting, retaining, and motivating key personnel, consultants and advisors. We anticipate that such amount will be less than a two-year pool of shares after the end of 2015 and that we will return to our stockholders no later than 2017 with another request to increase the number of shares authorized for issuance under the Amended 2014 Plan.

As of March 31, 2015, and including the additional 1,700,000 shares requested under the Amended 2014 Plan in this Proposal Three, our equity incentive dilution is approximately 17%. We define equity incentive dilution as (shares available for grant + shares subject to outstanding equity awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity awards). Because approval of this Proposal Three will result in a small increase in total dilution and this dilution may exceed the standard approval guidelines used by some stockholders, we ask that our stockholders consider the following:

•	The Amended 2014 Plan is a broad-based plan that we will use to make grants to our key employees, consultants and advisors.

•

Our business and employee base has grown substantially over the past few years as we continue to grow and invest in our energy management applications, services and products, and equity awards serve as an important tool for us to attract the type of employees, consultants and advisors who will allow us to continue to be a leader in our industry.

We were strategic with our equity awards granted in recent years as a means to retain and incentivize our employees, including our executives, and to serve to enhance the link between the creation of stockholder value and short-term to mid-term employee incentive compensation. Specifically, the following strategic cash-for-equity programs were enacted by our management and board of directors:

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A program was offered to certain members of senior management, including all executive officers and named executives, in early 2013, pursuant to which such members could elect to receive the value of a designated portion of their 2013 base salaries in unvested restricted shares our common stock, which vest over time as services are rendered. The restricted shares underlying this program were granted in early 2013.

•

In February 2012, our board of directors approved the 2012/2013 bonus plans, as more fully described in the section titled “2012/2013 Executive Bonus Plans.” For each of our named executives, other than our chief executive officer and chairman, 25% of each of the 2012 and 2013 performance-based target bonus amounts payable to each named executive for performance in 2012 and 2013, respectively, were paid in shares of our common stock, such percentage subject to increase to 100% at the election of the named executive. 100% of the 2012 and 2013 performance-based target bonus amounts payable to our chief executive officer and chairman were paid in shares of our common stock, pursuant to the terms of his employment agreement, as amended, with the Company.

•

A similar bonus program for 2012 and 2013 was approved in early 2012 for all non-executive employees, pursuant to which 25% percent of each of the 2012 and 2013 performance-based target bonus amount payable to all such employees for performance in 2012 and 2013, respectively, was paid in shares of our common stock. For certain members of non-executive senior management, such percentage was subject to increase to 100% upon election of any such member.

While these strategic cash-for-equity programs were dilutive, we believe that these programs served as a successful retention mechanism during a period of time when the performance of our stock price was not as strong as it had been historically. During the period beginning on January 1, 2014 and ending on April 6, 2015, the high and low closing prices per share of our common stock, as reported on The NASDAQ Global Market, were $24.09 (on March 5, 2014) and $10.60 (on March 17, 2015). We do not currently intend to enact any similar equity programs in the foreseeable future.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal Three include embedded assumptions regarding option exercise, employee turnover and competitive grant guidelines which are highly dependent on the public trading price of our common stock and other factors, which we do not control. As a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our board of directors recognized the high variability inherent in these assumptions. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we, nor any other person, makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Stockholder Approval

If this Proposal Three is approved by our stockholders, the Amended 2014 Plan will become effective upon the date of the 2015 annual meeting of stockholders. In the event that our stockholders do not approve this Proposal Three, the Amended 2014 Plan will not become effective and the 2014 Plan will continue in its current form. However, without the Amended 2014 Plan, we believe that the shares available for grant under the 2014 Plan will be insufficient to meet our anticipated recruiting and retention needs.

Description of the Amended 2014 Plan

The material features of the Amended 2014 Plan are outlined below. The following description of the Amended 2014 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2014 Plan. Stockholders are urged to read the actual text of the Amended 2014 Plan in its entirety, which is appended to this proxy statement as Appendix I.

Purpose

The Amended 2014 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the Amended 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2014 Plan, which we refer to in this proxy statement as the Share Reserve, will not exceed the sum of (i) 1,941,517 shares (the number of unallocated shares that were available for grant under the Amended and Restated 2007 Employee, Director and Consultant Stock Plan, or the 2007 Stock Plan, as of the effective date of the 2014 Plan), (ii) an additional 1,700,000 shares and (iii) any Returning Shares (as defined below), as such shares become available from time to time.

The “Returning Shares” are shares subject to outstanding awards granted under the 2007 Stock Plan or the 2003 Stock Plan that, from and after the effective date of the 2014 Plan, (i) expire or otherwise terminate without all of the shares covered by such award having been issued, (ii) are settled in cash, (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, (iv) are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award (including any shares that are not delivered because such award is exercised through a reduction of shares subject to such award), or (v) are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award.

With respect to any stock award granted under the Amended 2014 Plan, if (i) any shares of our common stock subject to such stock award are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued, (ii) any shares of our common stock subject to such stock award are not issued because such stock award is settled in cash, (iii) any shares of our common stock issued pursuant to such stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, (iv) any shares of our common stock are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of such stock award (including any shares that are not delivered because such stock award is exercised through a reduction of shares subject to such stock award), or (v) any shares of our common stock are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with such stock award, such shares will again become available for issuance under the Amended 2014 Plan.

Eligibility

All of our and our affiliates’ approximately 1,325 employees, six non-employee directors and approximately 400 consultants as of April 6, 2015 are eligible to participate in the Amended 2014 Plan and may receive all types of awards other than incentive stock options. Incentive stock options (“ISOs”) may be granted under the Amended 2014 Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

Under the Amended 2014 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any fiscal year more than: (i) a maximum of 1,000,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 1,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $10,000,000 subject to performance cash awards. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m).

Administration

Our board of directors has the power to administer the Amended 2014 Plan and may also delegate administration of the Amended 2014 Plan to a committee. Our board of directors has delegated concurrent authority to administer the Amended 2014 Plan to our compensation committee, but may, at any time, revest in itself some or all of the power previously delegated to our compensation committee. Each of the board of directors and the compensation committee is considered to be a Plan Administrator for purposes of this Proposal Three. Subject to the terms of the Amended 2014 Plan, the Plan Administrator may determine the recipients, the numbers and types of awards to be granted, and the terms and conditions of awards granted under the Amended 2014 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2014 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2014 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within twelve months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the Amended 2014 Plan pursuant to stock option agreements. The Amended 2014 Plan permits the grant of stock options that are intended to qualify as ISOs and nonstatutory stock options (“NSOs”).

The exercise price of an NSO may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of an ISO may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on ISOs” below), may not be less than 110% of such fair market value. As of April 6, 2015, the closing sales price of our common stock as reported on the NASDAQ Global Select Market was $11.73 per share.

The term of stock options granted under the Amended 2014 Plan may not exceed ten years and, in some cases (see “Limitations on ISOs” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal Three as “continuous service”) terminates (other than upon the participant’s disability or death and other than for cause), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability (or the participant becomes disabled within three months following termination of continuous service), the participant may exercise any vested stock options for up to twelve months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within three months following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to eighteen months following the participant’s termination of continuous service. Except as explicitly provided otherwise in a participant’s stock option agreement or other agreement with us or one of our affiliates, if a participant is notified that (i) his or her continuous service is terminated for cause (as defined in the Amended 2014 Plan), or (ii) the Plan Administrator has determined, subsequent to the participant’s termination of continuous service (for a reason other than cause), that either prior or subsequent to such termination of continuous service, the participant engaged in conduct which would constitute cause, then any stock option held by the participant as of the time of such notice will immediately be forfeited upon such notice, and the participant will be prohibited from exercising the stock option from and after the time of such notice. Under the Amended 2014 Plan, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than upon the participant’s disability or death and other than for cause) would be prohibited by applicable securities laws or the sale of any shares of our common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2014 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2014 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2014 Plan may be subject to different vesting schedules as the Plan Administrator may determine. Except as otherwise provided in a participant’s stock option agreement or other agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death, then effective as of the date of such termination of continuous service, the participant’s stock option will be credited with additional vesting to the extent of a pro rata portion through the date of such termination of continuous service, of any additional vesting rights that would have accrued on the next vesting date had the participant not incurred such termination of continuous service. Any such proration will be based upon the number of days accrued in the current vesting period prior to the date of such termination of continuous service.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2014 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2014 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner consistent with applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2014 Plan is 10,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2014 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock award agreement or other agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death, then effective as of the date of such termination of continuous service, any forfeiture conditions or repurchase rights held by us with respect to the participant’s restricted stock award will lapse to the extent of a pro rata portion of the shares of common stock subject to such restricted stock award through the date of such termination of continuous service as would have lapsed had the participant not incurred such termination of continuous service. Any such proration will be based upon the number of days accrued prior to the date of such termination of continuous service. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us. Except as explicitly provided otherwise in a participant’s restricted stock award agreement or other agreement with us or one of our affiliates, if a participant is notified that (i) his or her continuous service is terminated for cause (as defined in the Amended 2014 Plan), or (ii) the Plan Administrator has determined, subsequent to the participant’s termination of continuous service (for a reason other than cause), that either prior or subsequent to such termination of continuous service, the participant engaged in conduct which would constitute cause, then any shares subject to restricted stock awards held by the participant that have not vested as of the time of such notice will immediately be forfeited upon such notice.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2014 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Under the Amended 2014 Plan, dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death, then effective as of the date of such termination of continuous service, the participant’s restricted stock unit award will be credited with additional vesting to the extent of a pro rata portion of the shares of common stock subject to such restricted stock unit award through the date of such termination of continuous service as would have been credited had the participant not incurred such termination of continuous service. Any such proration will be based upon the number of days accrued prior to the date of such termination of continuous service. Upon a participant’s termination of continuous service, any portion of restricted stock unit awards held by the participant that have not vested as of such termination date may be forfeited to us. Except as explicitly provided otherwise in a participant’s restricted stock unit award agreement or other agreement with us or one of our affiliates, if a participant is notified that (i) his or her continuous service is terminated for cause (as defined in the Amended 2014 Plan), or (ii) the Plan Administrator has determined, subsequent to the participant’s termination of continuous service (for a reason other than cause), that either prior or subsequent to such termination of continuous service, the participant engaged in conduct which would constitute cause, then any portion of restricted stock unit awards held by the participant that have not vested as of the time of such notice will immediately be forfeited upon such notice.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2014 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2014 Plan.

Performance Awards

The Amended 2014 Plan allows us to grant performance awards, including performance stock and cash awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m).

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the achievement of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as “performance-based compensation” under Section 162(m). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the achievement of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as “performance-based compensation” under Section 162(m). The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the Plan Administrator may specify, to be paid in whole or in part in cash or other property.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m), our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2014 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify in writing whether the performance goals have been satisfied. With respect to any award intended to qualify as “performance-based compensation” under Section 162(m), our compensation committee may reduce or eliminate the compensation or economic benefit due upon the attainment of the applicable performance goals on the basis of any considerations as our compensation committee may determine.

Performance goals under the Amended 2014 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share (basic or diluted)); (2) net earnings; (3) earnings (including earnings per share (basic or diluted) before or after any of the following: other income or expense, interest, taxes, stock-based compensation expense, depreciation, amortization, impairment charges and/or any other unusual or infrequent income or expense; (4) earnings from continuing operations; (5) income (before or after taxes); (6) net income; (7) operating income (before or after taxes); (8) net operating income; (9) income from continuing operations; (10) sales or revenue; (11) increases in revenue or product revenue; (12) total stockholder return; (13) return on equity or average stockholder’s equity; (14) return on assets (gross or net), investment, or capital; (15) return on revenues; (16) stock price or stock price performance; (17) stockholders’ equity; (18) margin (including gross margin, operating margin and profit margin); (19) pre-tax profit; (20) operating profit or net operating profit; (21) book value (including book value per share (basic or diluted)); (22) economic value created; (23) cash flow (including cash flow per share), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, or operating cash flow; (24) debt levels or debt reduction; (25) expenses and cost reduction goals; (26) improvement in or attainment of working capital levels; (27) capital expenditures; (28) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, or goals relating to divestitures, joint ventures and similar transactions; (29) implementation or completion of projects or processes; and (30) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), other measures of performance selected by the Plan Administrator.

If applicable, performance goals may be expressed in terms of attaining a specified level of the particular performance criteria or the attainment of a percentage increase or decrease in the particular performance criteria, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments. If applicable, each performance goal will be evaluated in accordance with generally accepted accounting principles, subject to adjustment as set forth in the Amended 2014 Plan and described below. Under the Amended 2014 Plan, our compensation committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m), any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (1) to exclude restructuring and/or nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to establish fixed defined currency exchange rates to be utilized in the translation of non-U.S. dollar operating results; (4) to exclude the effects of changes to generally accepted accounting principles; (5) to exclude the effects of any statutory adjustments to corporate tax rates; (6) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (7) to exclude amortization of intangible assets and depreciation and impairment of goodwill and intangible assets; (8) to account for any other items of gain, loss or expense determined to be unusual in nature, or nonrecurring or infrequent in occurrence, or related to the disposal of a component of a business; (9) to respond to changes in applicable laws, regulations or accounting principles; and (10) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), to make other appropriate adjustments selected by the Plan Administrator. In addition, our compensation committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), the Plan Administrator) retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2014 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended 2014 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2014 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

Except as otherwise provided in a participant’s stock award agreement or other agreement with us or one of our affiliates, in the event of a corporate transaction (as defined in the Amended 2014 Plan), the Plan Administrator or the board of directors of any entity assuming our obligations under the Amended 2014 Plan, which we refer to as the Successor Board, will take any of the following actions with respect to each outstanding stock option or stock appreciation right, in each case contingent upon the closing or completion of the corporate transaction: (i) make appropriate provision for the continuation of such stock option or stock appreciation right by substituting on an equitable basis for the shares then subject to such stock option or stock appreciation right either the consideration payable with respect to the outstanding shares of common stock in connection with the corporate transaction or securities of any successor or acquiring entity; (ii) upon written notice, provide that such stock option or stock appreciation right must be exercised (either to the extent then exercisable or at the discretion of the Plan Administrator, such stock option or stock appreciation right being made fully exercisable), within a specified number of days of the date of such notice, at the end of which period such stock option or stock appreciation right will terminate; or (iii) terminate such stock option or stock appreciation right in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock option or stock appreciation right (either to the extent then exercisable or at the discretion of the Plan Administrator, such stock option or stock appreciation right being made fully exercisable) over the exercise or strike price of such stock option or stock appreciation right.

Except as otherwise provided in a participant’s stock award agreement or other agreement with us or one of our affiliates, in the event of a corporate transaction (as defined in the Amended 2014 Plan), the Plan Administrator or the Successor Board will take any of the following actions with respect to each outstanding stock award other than a stock option or stock appreciation right, in each case contingent upon the closing or completion of the corporate transaction: (i) make appropriate provision for the continuation of such stock award on the same terms and conditions by substituting on an equitable basis for the shares then subject to such stock award either the consideration payable with respect to the outstanding shares of common stock in connection with the corporate transaction or securities of any successor or acquiring entity; or (ii) terminate such stock award in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock award (either to the extent then vested or at the discretion of the Plan Administrator, such stock award being made fully vested) over the purchase price of such stock award, if any. In addition, in the event of a corporate transaction, the Plan Administrator may waive any or all forfeiture conditions or our right of repurchase with respect to any such stock award.

In the event of a corporate transaction, the Plan Administrator or Successor Board need not take the same action or actions with respect to all outstanding stock options, stock appreciation rights and other stock awards (or portions thereof) or with respect to all participants. The Board or Successor Board may take different actions with respect to the vested and unvested portions of such stock options, stock appreciation rights and other stock awards.

For purposes of the Amended 2014 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Amended 2014 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2014 Plan) as may be provided in the participant’s stock award agreement or other agreement with us or one of our affiliates, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2014 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) our stockholders or our board of directors approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; (iv) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (v) a majority of our board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board members or their approved successors.

Notwithstanding the foregoing, for purposes of the Amended 2014 Plan: (i) a change in control will not be deemed to occur in the event of a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company; and (ii) the definition of a change in control (or any analogous term) in a participant’s individual written agreement with us or one of our affiliates will supersede the definition of a change in control in the Amended 2014 Plan with respect to awards subject to such agreement; provided, however, that (a) if no definition of change in control (or any analogous term) is set forth in such an individual written agreement, the definition of a change in control in the Amended 2014 Plan will apply, and (b) no change in control (or any analogous term) will be deemed to occur with respect to awards subject to such agreement without a requirement that the change in control (or any analogous term) actually occur.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2014 Plan at any time. However, except as otherwise provided in the Amended 2014 Plan or an award agreement, no amendment or termination of the Amended 2014 Plan may impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2014 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2014 Plan after the tenth anniversary of the date the Amended 2014 Plan was adopted by our compensation committee.

U.S. Federal Income Tax Co nsequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2014 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2014 Plan. The Amended 2014 Plan is not qualified under the provisions of Section 401(a) of the code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2014 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the code. Under the code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m), and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the code or an exception to Section 409A of the code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To conform to the requirements of Section 409A of the code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

The benefits or amounts that will be received by or allocated to our executive officers, non-executive directors and employees under the Amended 2014 Plan are not determinable because the Amended 2014 Plan does not provide for set benefits or amounts, or objective criteria for determining the compensation thereunder with regard to any participants, and we have not approved any awards that are conditioned on stockholder approval of this proposal.

2014 Plan Benefits

The following table sets forth, for each of the individuals and various groups indicated, the number of shares of our common stock subject to awards granted under the 2014 Plan as of April 6, 2015.

Name and position	Number of shares subject to awards
Timothy Healy	212,298
Chairman of the Board and Chief Executive Officer
David Brewster	130,694
President
Neil Moses	83,786
Chief Operating Officer and Chief Financial Officer
Gregg Dixon	53,586
Senior Vice President of Global Sales
Matthew Cushing	39,785
Vice President and General Counsel
All Current Executive Officers as a Group	520,149
All Current Non-Executive Directors as a Group	16,972
All Employees as a Group (including all current non-executive officers)	807,073
Each Nominee for Election as a Director
Richard Dieter	—
TJ Glauthier	—
Each associate of any director, executive officer or nominee	—
Each other current and former 5% holder or future 5% recipient	—

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to approve the Amended 2014 Plan.

Required Vote and Board of Directors Recommendation

Stockholder approval of this Proposal Three requires a “FOR” vote from at least a majority of the shares cast affirmatively or negatively at the annual meeting. The Amended 2014 Plan will not go into effect if our stockholders do not vote “FOR” approval of the Amended 2014 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2014 LONG-TERM INCENTIVE PLAN.

PROPOSAL FOUR—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The audit committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2014. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Category of Service	2014	2013
Audit fees(1)	$1,736,000	$1,386,000
Audit-related fees(2)	163,000	149,000
Tax fees(3)	916,000	572,000
All other fees(4)	5,000	5,000

Total	$2,820,000	$2,112,000

(1)	Audit fees consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, review of our quarterly condensed consolidated financial statements, audit of the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, statutory audits of our foreign subsidiaries, consultations on accounting matters directly related to the audit, and consents and assistance with, and review of, documents filed with the SEC.

(2)	Audit-related fees consist of fees for professional services provided in 2014 and 2013 in connection with due diligence efforts for the acquisitions that we completed in fiscal 2014 and for services provided in fiscal 2013 in connection with the assessment of service organization controls.

(3)	Tax fees consist primarily of assistance in the preparation of federal and state income tax filings, due diligence efforts for the acquisitions that we completed in fiscal 2014 and consultation regarding ongoing tax matters.

(4)	All other fees relate to accessing Ernst & Young LLP’s accounting research and financial reporting disclosure software.

Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has considered whether Ernst & Young LLP is independent for the purposes of providing external audit services to the Company, and the audit committee has determined that it is.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment. If our stockholders ratify the selection of Ernst & Young LLP, the audit committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year ending December 31, 2015, if it concludes that such a change would be in the best interests of EnerNOC and our stockholders.

The affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification Arrangements

Under our certificate of incorporation, we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, provide for us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, any of our subsidiaries from time to time or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Employment Arrangements

In April 2007, we entered into an employment offer letter with Herbert Healy, who is the father of Timothy Healy, our Chairman and Chief Executive Officer. Mr. Healy currently serves as our Senior Director of Regulatory Affairs. Pursuant to his offer letter, Mr. Healy receives a bi-weekly salary of approximately $6,100 and is eligible to receive bonuses consisting of grants of equity awards and cash. Mr. Healy is entitled to participate in all employee benefit plans generally available to employees, including medical, dental, disability and life insurance plans and our 401(k) plan. From January 1, 2014 until the date of this proxy statement, we paid Mr. Healy an aggregate amount equal to $277,031.

Policy for Approval of Related Person Transactions

Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, such as our executive officers, directors, 5% or greater stockholders and certain family members and affiliates of the foregoing, has or will have a direct or indirect material interest. In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. The audit committee charter states that no related person transaction will be entered into prior to the completion of these procedures.

The audit committee or its chairman, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

OTHER MATTERS

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2016, stockholder proposals must be received no later than December 29, 2015, however if the date of the 2016 annual meeting of stockholders is changed by more than thirty (30) days from the date of the 2015 annual meeting, then the deadline for receipt of stockholder proposals is a reasonable time before we begin to print and send our proxy materials relating to the 2016 annual meeting of stockholders. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

To be considered for presentation at the 2016 annual meeting of stockholders, although not included in the proxy statement, proposals, including director nominations, must comply with the requirements set forth in our bylaws, including the submission of complete and timely written notice no earlier than the close of business on January 28, 2016 and no later than the close of business on February 27, 2016; provided, however, that in the event that the date of the 2016 annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the 2015 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

Proposals that are not received in a timely manner or are not properly made in compliance with Rule 14a-8 or our bylaws, as applicable, will not be voted on at the 2016 annual meeting of stockholders. If a proposal is received before the relevant date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary, EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, MA 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2014 were met, except as described below.

On April 4, 2014, Gregg Dixon filed a Statement of Changes in Beneficial Ownership on Form 4 to report the sale of 10,000 shares of our common stock, which occurred on April 1, 2014.

On May 6, 2014, Neil Moses filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of 15,081 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on April 22, 2014.

On August 6, 2014, Gregg Dixon filed a Statement of Changes in Beneficial Ownership on Form 4 to report the sale of 10,000 shares of our common stock, which occurred on August 1, 2014.

On November 5, 2014, Gregg Dixon filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of 27,414 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on March 1, 2014.

On February 13, 2015, David Brewster filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of 1,590 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on December 1, 2014.

On February 13, 2015, Timothy Healy filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of 3,179 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on December 1, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew Cushing Secretary

Boston, Massachusetts

April [    ], 2015

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE (OR VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE). A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

Appendix I

ENERNOC, INC.

2014 LONG-TERM INCENTIVE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

APRIL 8, 2014

APPROVED BY THE STOCKHOLDERS: MAY 29, 2014

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS: APRIL 7, 2015

[APPROVED BY THE STOCKHOLDERS: MAY 27, 2015]

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the EnerNOC, Inc. Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “Prior Plan”). Following the Effective Date, no additional awards may be granted under the Prior Plan. Any unallocated shares remaining available for grant under the Prior Plan as of 12:01 a.m. Eastern time on the Effective Date (the “Prior Plan Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as further described in Section 3(a)) and be then immediately available for grant and issuance pursuant to Stock Awards granted under this Plan. In addition, from and after 12:01 a.m. Eastern time on the Effective Date, all outstanding awards granted under the Prior Plan or the EnerNOC, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the “2003 Plan”) will remain subject to the terms of the Prior Plan or the 2003 Plan, as applicable; provided, however, that any shares of Common Stock subject to outstanding awards granted under the Prior Plan or the 2003 Plan that (i) expire or otherwise terminate without all of the shares covered by such award having been issued, (ii) are settled in cash, (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iv) are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of an award (including any shares that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)), or (v) are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an award (collectively, the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a)) as and when such shares become Returning Shares and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Eastern time on the Effective Date will be subject to the terms of this Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)	To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)	To settle all controversies regarding the Plan and Awards granted under it.

(iv)	To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)	To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii) below) or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.

(vi)	To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)	To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)	To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

Notwithstanding the foregoing or anything in the Plan to the contrary, (1) a Participant’s rights will not be deemed to have been impaired by any amendment of an Award or the Plan, or by any suspension or termination of the Plan, if the Board, in its sole discretion, determines that the amendment, suspension or termination, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)	To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i)	General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)	Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or

(ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i)	Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed the sum of (A) 1,941,517 shares (which is the number of shares subject to the Prior Plan Available Reserve), (B) an additional 1,700,000 shares and (C) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A), (B) and (C) above, the “Share Reserve”).

(ii)	For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If (i) any shares of Common Stock subject to a Stock Award are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued, (ii) any shares of Common Stock subject to a Stock Award are not issued because such Stock Award or any portion thereof is settled in cash (i.e., the Participant receives cash rather than stock), (iii) any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iv) any shares of Common Stock are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award (including any shares of Common Stock subject to a Stock Award that are not delivered to a Participant because such Stock Award is exercised through a reduction of shares subject to such Stock Award (i.e., “net exercised”)), or (v) any shares of Common Stock are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award, such shares will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be ten million (10,000,000) shares.

(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i)

A maximum of one million (1,000,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any one Participant during any one fiscal year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted are granted to any Participant during any fiscal year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-

based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)	A maximum of one million (1,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)	A maximum of ten million dollars ($10,000,000) subject to Performance Cash Awards may be granted to any one Participant during any one fiscal year.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a

Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)	by cash, check, bank draft or money order payable to the Company;

(ii)	pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)	by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that have been held for more than six (6) months (or such longer or shorter period of time, if any, required to the extent necessary to avoid the treatment of the Option as a variable award for financial accounting purposes);

(iv)	if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)	in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)

Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)	Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)	Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Participant’s Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Participant’s Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting.

(i)	General. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(ii)	Disability or Death. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability or death, then effective as of the date of such termination of Continuous Service, the Participant’s Option or SAR will be credited with additional vesting to the extent of a pro rata portion through the date of such termination of Continuous Service, of any additional vesting rights that would have accrued on the next vesting date had the Participant not incurred such termination of Continuous Service. Any such proration will be based upon the number of days accrued in the current vesting period prior to the date of such termination of Continuous Service.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate and subject to Section 5(k), if a Participant’s Continuous Service terminates (other than upon the Participant’s Disability or death and other than for Cause), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate and subject to Section 5(k), if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than upon the Participant’s Disability or death and other than for Cause) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate and subject to Section 5(k), if the sale of any shares of Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate and subject to Section 5(k), if (i) a Participant’s Continuous Service terminates as a result of the Participant’s Disability, or (ii) a Participant incurs a Disability within three (3) months following his or her termination of Continuous Service (for a reason other than Disability or Cause), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service, taking into account the effect, if any, of Section 5(f)(ii) in the event the Participant’s Continuous Service terminates as a result of the Participant’s Disability), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service or Disability, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate and subject to Section 5(k), if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within three (3) months following his or her termination of Continuous Service (for a reason other than Disability, death or Cause), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service, taking into account the effect, if any, of Section 5(f)(ii) in the event the Participant’s Continuous Service terminates as a result of the Participant’s death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date eighteen (18) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service or death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause or Subsequent Determination of Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant is notified that (i) his or her Continuous Service is terminated for Cause, or (ii) the Board has determined, subsequent to the Participant’s termination of Continuous Service (for a reason other than Cause), that either prior or subsequent to such termination of Continuous Service, the Participant engaged in conduct which would constitute Cause, then any Option or SAR held by the Participant as of the time of such notice will immediately be forfeited upon such notice, and the Participant will be prohibited from exercising such Option or SAR from and after the time of such notice.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)	Vesting.

(1)	General. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(2)	Disability or Death. Except as otherwise provided in the Restricted Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability or death, then effective as of the date of such termination of Continuous Service, any forfeiture conditions or repurchase rights held by the Company with respect to the Participant’s Restricted Stock Award will lapse to the extent of a pro rata portion of the shares of Common Stock subject to such Restricted Stock Award through the date of such termination of Continuous Service as would have lapsed had the Participant not incurred such termination of Continuous Service. Any such proration will be based upon the number of days accrued prior to the date of such termination of Continuous Service.

(iii)	Termination of Continuous Service. Subject to Section 6(a)(ii)(2), if a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of such termination under the terms of the Restricted Stock Award Agreement.

(iv)	Termination for Cause or Subsequent Determination of Cause. Except as explicitly provided otherwise in the applicable Restricted Stock Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant is notified that (i) his or her Continuous Service is terminated for Cause, or (ii) the Board has determined, subsequent to the Participant’s termination of Continuous Service (for a reason other than Cause), that either prior or subsequent to such termination of Continuous Service, the Participant engaged in conduct which would constitute Cause, then any shares of Common Stock held by the Participant under a Restricted Stock Award that is subject to forfeiture to or repurchase by the Company as of the time of such notice will immediately be forfeited upon such notice.

(v)	Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as the shares of Common Stock awarded under the Restricted Stock Award Agreement remain subject to the terms of the Restricted Stock Award Agreement.

(vi)	Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on shares of Common Stock awarded under the Restricted Stock Award Agreement will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)	Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)	Vesting.

(1)	General. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate

(2)	Disability or Death. Except as otherwise provided in the Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability or death, then effective as of the date of such termination of Continuous Service, the Participant’s Restricted Stock Unit Award will be credited with additional vesting to the extent of a pro rata portion of the shares of Common Stock subject to such Restricted Stock Unit Award through the date of such termination of Continuous Service as would have been credited had the Participant not incurred such termination of Continuous Service. Any such proration will be based upon the number of days accrued prior to the date of such termination of Continuous Service.

(iii)	Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)	Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)	Termination of Continuous Service. Subject to Section 6(b)(ii)(2), if a Participant’s Continuous Service terminates, any portion of a Restricted Stock Unit Award held by the Participant that has not vested as of the date of such termination may be forfeited upon such termination.

(vi)	Termination for Cause or Subsequent Determination of Cause. Except as explicitly provided otherwise in the applicable Restricted Stock Unit Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant is notified that (i) his or her Continuous Service is terminated for Cause, or (ii) the Board has determined, subsequent to the Participant’s termination of Continuous Service (for a reason other than Cause), that either prior or subsequent to such termination of Continuous Service, the Participant engaged in conduct which would constitute Cause, then any portion of a Restricted Stock Unit Award held by the Participant that has not vested as of the time of such notice will immediately be forfeited upon such notice.

(vii)	Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(c) Performance Awards.

(i)	Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)	Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)	Committee and Board Discretion. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) retains the discretion to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)	Section 162(m) Compliance. With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless otherwise permitted under Section 162(m) of the Code, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may reduce or eliminate the compensation or economic benefit due upon the attainment of the applicable Performance Goals on the basis of any considerations as the Committee, in its sole discretion, may determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the

Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transactions – Treatment of Options and SARs. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a Corporate Transaction, the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) will take any of the following actions with respect to each outstanding Option or SAR, in each case contingent upon the closing or completion of the Corporate Transaction:

(i)	make appropriate provision for the continuation of such Option or SAR by substituting on an equitable basis for the shares of Common Stock then subject to such Option or SAR either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity;

(ii)	upon written notice to the Participant, provide that such Option or SAR must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Board, such Option or SAR being made fully exercisable for purposes of this subsection), within a specified number of days of the date of such notice, at the end of which period such Option or SAR will terminate; or

(iii)	terminate such Option or SAR in exchange for a cash payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option or SAR (either (A) to the extent then exercisable or, (B) at the discretion of the Board, such Option or SAR being made fully exercisable for purposes of this subsection) over the exercise or strike price thereof.

The Board or Successor Board need not take the same action or actions with respect to all such Options or SARs or portions thereof or with respect to all Participants. The Board or Successor Board may take different actions with respect to the vested and unvested portions of such Options or SARs.

(d) Corporate Transactions – Treatment of Other Stock Awards. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a Corporate Transaction, the Board or the Successor Board will take any of the following actions with respect to each outstanding Stock Award other than an Option or SAR, in each case contingent upon the closing or completion of the Corporate Transaction:

(i)	make appropriate provision for the continuation of such Stock Award on the same terms and conditions by substituting on an equitable basis for the shares of Common Stock then subject to such Stock Award either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or

(ii)	terminate such Stock Award in exchange for a cash payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Award (either (A) to the extent then vested or, (B) at the discretion of the Board, such Stock Award being made fully vested for purposes of this subsection) over the purchase price thereof, if any.

In addition, in the event of a Corporate Transaction, the Board may waive any or all forfeiture conditions or the Company’s right of repurchase with respect to any such Stock Award. The Board or Successor Board need not take the same action or actions with respect to all such Stock Awards or portions thereof or with respect to all Participants. The Board or Successor Board may take different actions with respect to the vested and unvested portions of such Stock Awards.

(e) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, but in the absence of such provision, no such acceleration will occur.

10.	SUSPENSION OR TERMINATION OF THE PLAN.

(a) Suspension or Termination. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii) above) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term includes (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or an Affiliate, and conduct substantially prejudicial to the business of the Company or any Affiliate. “Cause” will not be limited to events which have occurred prior to a Participant’s termination of Continuous Service, nor is it necessary that the Board’s finding of “Cause” occur prior to such termination. The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Board, in its sole discretion, and will be conclusive on the Participant and the Company. Any determination by the Board that the Continuous Service of a Participant was terminated for Cause or without Cause for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent

(50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)	the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

(iv)	there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)	individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan: (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company; and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply, and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such agreement without a requirement that the Change in Control (or any analogous term) actually occur.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means EnerNOC, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, (A) a Participant who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Section 13(q)) or who is on a leave of absence for any purpose will not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her Continuous Service, except as the Board may otherwise expressly provide, and (B) the period of any such absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)	a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2014, provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)	Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii)	In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (1) earnings (including earnings per share (basic or diluted)); (2) net earnings; (3) earnings (including earnings per share (basic or diluted) before or after any of the following: other income or expense, interest, taxes, stock-based compensation expense, depreciation, amortization, impairment charges and/or any other unusual or infrequent income or expense; (4) earnings from continuing operations; (5) income (before or after taxes); (6) net income; (7) operating income (before or after taxes); (8) net operating income; (9) income from continuing operations; (10) sales or revenue; (11) increases in revenue or product revenue; (12) total stockholder return; (13) return on equity or average stockholder’s equity; (14) return on assets (gross or net), investment, or capital; (15) return on revenues; (16) stock price or stock price performance; (17) stockholders’ equity; (18) margin (including gross margin, operating margin and profit margin); (19) pre-tax profit; (20) operating profit or net operating profit; (21) book value (including book value per share (basic or diluted)); (22) economic value created; (23) cash flow (including cash flow per share), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, or operating cash flow; (24) debt levels or debt reduction; (25) expenses and cost reduction goals; (26) improvement in or attainment of working capital levels; (27) capital expenditures; (28) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, or goals relating to divestitures, joint ventures and similar transactions; (29) implementation or completion of projects or processes; and (30) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) for the Performance Period based upon the Performance Criteria. If applicable, Performance Goals may be expressed in terms of attaining a specified level of the particular Performance Criteria or the attainment of a percentage increase or decrease in the particular Performance Criteria, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments. If applicable, each Performance Goal will be evaluated in accordance with generally accepted accounting principles, subject to adjustment as set forth in this Section 13(ll). The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows; provided, however, that to the extent that an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals for the Award at the time the Performance Goals are established: (1) to exclude restructuring and/or nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to establish fixed defined currency exchange rates to be utilized in the translation of non-U.S. dollar operating results; (4) to exclude the effects of changes to generally accepted accounting principles; (5) to exclude the effects of any statutory adjustments to corporate tax rates; (6) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (7) to exclude amortization of intangible assets and depreciation and impairment of goodwill and intangible assets; (8) to account for any other items of gain, loss or expense determined to be unusual in nature, or nonrecurring or infrequent in occurrence, or related to the disposal of a component of a business; (9) to respond to changes in applicable laws, regulations or accounting principles; and (10) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Board or the Committee.

(mm) “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this EnerNOC, Inc. 2014 Long-Term Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Rule 405” means Rule 405 promulgated under the Securities Act.

(vv) “Rule 701” means Rule 701 promulgated under the Securities Act.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

ENERNOC, INC.

Annual Meeting of Stockholders

May 27, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Timothy Healy and Matthew Cushing together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EnerNOC, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 27, 2015, at 2:30 p.m., local time, at the Company’s corporate offices, located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210 and at any adjournments or postponements thereof (this “Proxy”), upon matters set forth in the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement dated on or about April 29, 2015, a copy of which has been received by the undersigned. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Directions to the Annual Meeting location are available at the Company’s website at www.enernoc.com. The Company’s website and the information contained therein are not incorporated into this Proxy.

(Continued and to be signed on the reverse side)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held on May 27, 2015.

The Proxy Statement and our 2014 Annual Report are available at:

http://www.viewproxy.com/enernoc/2015

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two members to our board of directors to serve as Class II directors, for a three-year term expiring in 2018.

NOMINEES:		FOR ALL	WITHHOLD AUTHORITY FOR ALL	FOR ALL EXCEPT

01 Richard Dieter	02 TJ Glauthier	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual, mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

CONTROL NUMBER
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		FOR	AGAINST	ABSTAIN

2.	To approve the flexible settlement feature for the potential conversion of our 2.25% Convertible Senior Notes due 2019.	☐	☐	☐

3.	To approve the amendment and restatement of the 2014 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder by 1,700,000 shares.	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

I plan on attending the meeting  ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date:

Signature

Signature (if held jointly)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER
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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:

Go to www.cesvote.com	Call 1 (888) 693-8683

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.